As filed with the Securities and Exchange Commission on March 17, 1999

                                                      Registration No. 333-70489
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    Form S-3

                                AMENDMENT NO. 1
                                       TO


                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                ---------------

           First Union Corporation                                                       The Money Store, Inc.
(Exact name of registrant as specified in its charter)                   (Exact name of registrant as specified in its charter)
     North Carolina                       56-0898180                      New Jersey                            22-2293022
(State or other jurisdiction of   (I.R.S. Employer Identification No.) (State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)                                          incorporation or organization)    Identification No.)
          One First Union Center                                                       3301 C Street, Suite 100-M
    Charlotte, North Carolina 28288-0013                                              Sacramento, California 95816
               (704) 374-6565                                                                (916) 446-5000
     (Address, including zip code, and telephone number, including     (Address, including zip code, and telephone number, including
   area code, of registrant's principal executive offices)                area code, of registrant's principal executive offices)

                                ---------------
                          Marion A. Cowell, Jr., Esq.
            Executive Vice President, Secretary and General Counsel
                            First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                                 (704) 374-6828
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copy to:
                        William J. Williams, Jr., Esq.
                              Sullivan & Cromwell
                               125 Broad Street
                           New York, New York 10004
                                 (212) 558-3722

                                ---------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after the effective date of this Registration Statement, as determined in the light of market and other conditions.

                                ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.


                  SUBJECT TO COMPLETION, DATED MARCH 17, 1999



                            First Union Corporation
(First Union logo appears here)



     First Union Corporation has acquired financial services institutions which have issued unsecured debt securities consisting of the senior debt securities and subordinated debt securities listed below. As a result of these acquisitions, First Union has assumed or guaranteed these debt securities as indicated below.


                            FIRST UNION CORPORATION
                            Assumed Debt Securities





Senior Debt Securities                                Subordinated Debt Securities
---------------------------------------------------   --------------------------------------------------------
$150,000,000 of 6 5/8% Notes of Meridian Bancorp,     $75,000,000 of 9 7/8% Capital Notes of Florida National
  Inc. due June 15, 2000                               Banks of Florida, Inc. due May 15, 1999
$35,000,000 of 6.186% Medium-Term Notes of            $100,000,000 of 9 5/8% Notes of Signet Banking
  CoreStates Capital Corp. due October 2, 2000         Corporation due June 1, 1999
$49,000,000 of 5.75% Medium-Term Notes of             $75,000,000 of 9 5/8% Capital Notes of Dominion
  CoreStates Capital Corp. due January 15, 2001        Bankshares Corporation due June 15, 1999
$35,000,000 of 5.625% Medium-Term Notes of            $150,000,000 of 9 5/8% Notes of First Fidelity
  CoreStates Capital Corp. due February 12, 2001       Bancorporation due August 15, 1999
                                                      $150,000,000 of 9 5/8% Notes of CoreStates Capital
                                                       Corp. due February 15, 2001
                                                      $100,000,000 of 7 7/8% Debentures of Meridian
                                                       Bancorp, Inc. due July 15, 2002
                                                      $100,000,000 of 9 3/8% Notes of CoreStates Capital
                                                       Corp. due April 15, 2003
                                                      $150,000,000 of 6.80% Notes of First Fidelity
                                                       Bancorporation due June 15, 2003
                                                      $200,000,000 of 5 7/8% Notes of CoreStates Capital
                                                       Corp. due October 15, 2003
                                                      $175,000,000 of 6 5/8% Notes of CoreStates Capital
                                                       Corp. due March 15, 2005
                                                      $200,000,000 of 6.75% Medium-Term Notes of
                                                       CoreStates Capital Corp. due November 15, 2006


                             THE MONEY STORE, INC.
             Debt Securities guaranteed by First Union Corporation


Senior Debt Securities                              Subordinated Debt Securities
-------------------------------------------------   -------------------------------------------------
$175,000,000 of 8.05% Notes due April 15, 2002      $150,000,000 of 7.30% Notes due December 1, 2002
$125,000,000 of 8.375% Notes due April 15, 2004     $100,000,000 of 7.95% Notes due December 1, 2007


                               ----------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

     This prospectus has been prepared in connection with offers and sales related to market-making and other transactions in the debt securities listed above and will be used by First Union Capital Markets Corp., an affiliate of First Union and The Money Store. First Union Capital Markets Corp. may act as principal or agent in these transactions. The sales may be made at prices related to prevailing market rates at the time of sale or otherwise.


                   The date of this prospectus is     , 1999.

                               TABLE OF CONTENTS






  The Company ...................................    2
  Consolidated Ratios of Earnings to Fixed
     Charges ....................................    3
  General Information Regarding the Debt
     Securities .................................    3
     Subordination of the Subordinated Debt
        Securities Generally ....................    4
     Book-Entry Debt Securities .................    5
  Description of Assumed Senior Debt
     Securities .................................    7
     Meridian 6 5/8% Senior Notes ...............    7
     CoreStates Senior Medium-Term Notes ........   11
  Description of Assumed Subordinated Debt
     Securities .................................   15
     Florida National Subordinated Capital
        Notes ...................................   15


     Signet 9 5/8% Subordinated Notes ...........   19
     CoreStates Subordinated Debt Securities.....   22
     First Fidelity Subordinated Notes ..........   25
     Dominion Subordinated Capital Notes ........   31
     Meridian 7 7/8% Subordinated
        Debentures ..............................   35
  Description of The Money Store Debt
     Securities and Guarantees ..................   36
     The Money Store Senior Notes ...............   37
     The Money Store Subordinated Notes .........   42
     The Guarantees .............................   44
  Available Information .........................   45
  Experts .......................................   46
  Plan of Distribution ..........................   46
  Validity of Securities ........................   46



                                  THE COMPANY





       First Union was incorporated under the laws of North Carolina in 1967 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As used in this prospectus, the term "First Union" refers to First Union Corporation, the holding company, and not the consolidated entity.

       In a corporate reorganization in 1968, First Union National Bank of North Carolina and First Union Mortgage Corporation became subsidiaries of First Union. First Union National Bank of North Carolina merged into First Union National Bank in February 1998.

       First Union and its subsidiaries provide a wide range of commercial and retail banking and trust services through full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. Most of these offices are operated by First Union National Bank, which is based in Charlotte, North Carolina. In addition, First Union Bank of Delaware operates offices in Delaware. First Union and its subsidiaries also provide various other financial services, including mortgage banking, credit card, home equity lending, leasing, investment banking, insurance and securities brokerage services.

       The Money Store is a financial services company engaged in the business of originating, selling and servicing consumer and commercial loans and offering related services. As used in this prospectus, the term "The Money Store" refers to The Money Store, Inc., the holding company, and not the consolidated entity.

       Loans originated by The Money Store and its subsidiaries primarily consist of:

       o fixed and adjustable rate loans secured by mortgages on residential real estate and loans which allow consumers to borrow up to 125 percent of the value of their homes,

       o loans guaranteed in part by the United States Small Business Administration and commercial loans generally secured by first mortgages,

       o government-guaranteed student loans, and

       o motor vehicle retail installment sale contracts purchased from automobile dealers.

       First Union and its affiliates have completed approximately 80 acquisitions of financial services institutions since 1985. These financial services institutions either have merged into First Union or are wholly-owned subsidiaries of First Union. See "General Information Regarding the Debt Securities" for a brief description of the acquisitions of the entities that originally issued the debt securities covered by this prospectus.

       First Union's principal executive offices are located at One First Union Center, Charlotte, North Carolina 28288-0013 (telephone number: (704) 374-6565).

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES






                                                          Years Ended December 31,*
                                           -------------------------------------------------------
                                             1998       1997        1996        1995        1994
                                           -------   ---------   ---------   ---------   ---------
Excluding interest on deposits .........   2.13X     2.50        2.58        2.87        3.47
Including interest on deposits .........   1.51X     1.57        1.56        1.58        1.72





       * Restated to reflect various pooling of interests acquisitions, including First Union's pooling of interests acquisition of CoreStates Financial Corp completed on April 28, 1998.

       For purposes of computing these ratios:

       o Earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle, plus income taxes and fixed charges (excluding capitalized interest).

       o Fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

       o Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.



                       GENERAL INFORMATION REGARDING THE
                                DEBT SECURITIES





       The debt securities covered by this prospectus were issued by financial services institutions which were subsequently acquired by First Union.

       o First Union acquired Florida National Banks of Florida, Inc. on January 29, 1990, by merging Florida National into a wholly-owned subsidiary of First Union. On June 23, 1995, this subsidiary merged into First Union.

       o First Union acquired Dominion Bankshares Corporation on March 1, 1993, by merging Dominion into a wholly-owned subsidiary of First Union. On July 31, 1997, this subsidiary merged into First Union.

       o First Union acquired First Fidelity Bancorporation on January 1, 1996, by merging First Fidelity into a wholly-owned subsidiary of First Union. On February 26, 1998, this subsidiary merged into First Union.


       o First Union acquired Signet Banking Corporation on November 30, 1997, by merging Signet into First Union.

       o First Union acquired CoreStates Financial Corp on April 28, 1998, by merging CoreStates into First Union. CoreStates Capital Corp became a wholly-owned subsidiary of First Union as a result of the CoreStates acquisition, and merged into First Union on May 15, 1998.

       o CoreStates had previously acquired Meridian Bancorp, Inc. on April 9, 1996, by merging Meridian into CoreStates.

       o First Union acquired The Money Store on June 30, 1998, by merging a wholly-owned subsidiary of First Union National Bank into The Money Store.

       As a result of these mergers, First Union is responsible for the obligations of Florida National, Dominion, First Fidelity, Signet, CoreStates, CoreStates Capital and Meridian with respect to their debt securities. In addition, First Union has guaranteed the payment of the obligations of The Money Store with respect to its debt securities.

       The debt securities covered by this prospectus are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

       The senior debt securities covered by this prospectus have been issued under various senior indentures between the issuers and the trustees named in this prospectus. The subordinated debt securities covered by this prospectus have been issued under various subordinated indentures between the issuers and the trustees named in this prospectus. A copy of each indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. As used in this prospectus, the term "issuer" refers to First Union or The Money Store, as appropriate.

       The descriptions of the debt securities and the indentures in this prospectus are only summaries. These descriptions are not complete and are qualified by reference to the indentures, including the definitions of certain terms used in this prospectus. Section references in this prospectus refer to sections of the applicable indenture.

       None of the indentures limits the amount of debt securities or of any particular series of debt securities which may be issued under that indenture and each provides that debt securities issued under such indenture may be issued from time to time in one or more series, except that the Dominion Subordinated Indenture limits the aggregate principal amount of Dominion Subordinated Capital Notes to $75 million and the Florida National Subordinated Indenture limits the aggregate principal amount of Florida National Subordinated Capital Notes to $75 million. None of the indentures limits the amount of other debt that may be issued by the issuers or contains financial or similar restrictive covenants relating to the issuers. The issuers expect to incur additional indebtedness.

       First Union is a legal entity separate and distinct from its subsidiaries. Therefore, the rights of First Union to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary, except to the extent that First Union itself may be recognized as a creditor of that subsidiary. The ability of holders of debt securities to benefit indirectly from any such distribution may therefore be limited. Claims on First Union's subsidiary banks by other creditors include indebtedness and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

       Except as otherwise specified in this prospectus, none of the debt securities are:

       o redeemable prior to maturity,

       o subject to repayment at the option of the holders prior to maturity, or

       o entitled to the benefit of any sinking fund.

       First Union or its affiliates may at any time repurchase the debt securities at any price, in the open market or otherwise. Debt securities purchased by First Union may be held, resold or surrendered to the applicable trustee for cancellation.

       Except as otherwise specified in this prospectus, interest on the debt securities is computed on the basis of a 360-day year of twelve 30-day months.


Subordination of the Subordinated Debt Securities Generally



       The obligations of the issuers to pay the principal of and interest on any subordinated debt securities covered by this prospectus are subordinate and junior in right of payment to all "Senior Indebtedness" of First Union, as defined in each subordinated indenture. A description of the subordination provisions of each particular series of subordinated debt securities, and of the definition of Senior Indebtedness with respect to that series, is included below under "Description of Assumed Subordinated Debt Securities" and "Description of The Money Store Debt Securities and Guarantees -- The Money Store Subordinated Notes".

       Under the circumstances described below, holders of all Senior Indebtedness, as defined in each applicable indenture, will first be entitled to receive payment in full of all amounts due or to become due before the holders of subordinated debt securities will be entitled to receive any payment. These circumstances include:

       o any payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of an issuer, and

       o acceleration of the maturity of any subordinated debt securities.

       As a result of this subordination in favor of the holders of Senior Indebtedness, creditors of an issuer who are not holders of Senior Indebtedness or holders of the subordinated debt securities may recover less, proportionally, than the holders of Senior Indebtedness and may recover more, proportionally, than the holders of the subordinated debt securities. Creditors of an issuer other than holders of Senior Indebtedness, as defined in each subordinated indenture, are not entitled to the benefits of the subordination provisions of that subordinated indenture. As a result of the differing definitions of Senior Indebtedness in the various subordinated indentures, obligations of an issuer may be considered Senior Indebtedness with respect to some subordinated debt securities and not with respect to others. Therefore, some creditors of an Issuer may recover more or less, proportionally, than other creditors.

       None of the subordinated indentures limits the amount of additional Senior Indebtedness that may be issued or other obligations that may be incurred by the issuer. First Union currently has an effective shelf registration statement under which it may issue debt securities that are senior to the subordinated debt securities. First Union and The Money Store expect to issue additional indebtedness and incur other obligations, some of which may constitute Senior Indebtedness under the subordinated indentures.

Book-Entry Debt Securities




       Except as otherwise specified in this prospectus, the debt securities have been issued in permanent global form as book-entry debt securities. Upon issuance, all book-entry debt securities of the same series are represented by one or more permanent global debt securities. Each permanent global debt security has been deposited with, or on behalf of, The Depository Trust Company, as Depositary, and has been registered in the name of the Depositary or its nominee. The Depositary is located in the Borough of Manhattan, The City of New York.

       Ownership of book-entry debt securities is limited to institutions that have accounts with the Depositary or its nominee or persons that may hold interests through such participants. Ownership of book-entry debt securities by participants is evidenced only by records maintained by the Depositary or its nominee. Ownership of book-entry debt securities by persons that hold interests through participants will be evidenced only by records maintained by such participant. Transfers of such ownership interests will be effected only through records maintained by the Depositary or its nominee or the participants, as applicable. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may limit the ability to transfer book-entry debt securities.

       The Depositary has advised First Union that the Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants. This eliminates the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

       The Depositary has advised First Union that upon the issuance of a permanent global debt security and its deposit with the Depositary, the Depositary immediately credits the accounts of participants on its book-entry system with the respective principal amounts of the book-entry debt securities represented by the permanent global debt security.

       All payments on book-entry debt securities represented by the permanent global debt security will be made to the Depositary or its nominee as the registered owner and the holder of the permanent global debt security. Payments to the Depositary or its nominee will be made in immediately available funds at the offices of the applicable paying agent, in the Borough of Manhattan, The City of New York. In the case of payments of principal and any premium, however, the permanent global debt security must be presented to such paying agent in time for the paying agent to make such payments in such funds in accordance with its normal procedures. None of the issuers, the trustees or any of their agents will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of book-entry debt securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such book-entry debt securities.

       The Depositary has advised First Union that upon receipt of any payment in respect of a permanent global debt security, the Depositary will immediately credit the accounts of participants on its book-entry system with payments in amounts proportionate to their respective beneficial interests in the principal amount of such permanent global debt security as shown on the records of the Depositary. Payments by participants to owners of book-entry debt securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". These payments will be the responsibility of the participants.

       No permanent global debt security may be transferred except as a whole by the Depositary for such permanent global debt security to a nominee of the Depositary or by a nominee of the Depositary.

       Book-entry debt securities represented by a permanent global debt security are exchangeable for definitive Debt Securities in registered form only if:

       o the Depositary notifies the issuer that it is unwilling or unable to continue as Depositary for such permanent global debt security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,

       o the issuer in its sole discretion determines that such book-entry debt securities shall be exchangeable for definitive debt securities in registered form, or

       o (except with respect to the debt securities originally issued by Meridian) any event occurs and is continuing which, after notice or lapse of time or both, would become an event of default under the applicable indenture.

Except as otherwise specified in this prospectus, any permanent global debt security that is exchangeable under those circumstances is exchangeable in whole for definitive debt securities in registered form. These definitive debt securities will be registered in the names that the Depositary instructs the registrar of such debt securities. Instructions may be based upon directions received by the Depositary from its participants with respect to ownership of book-entry debt securities.

Except as specified above, owners of book-entry debt securities will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders for any purpose under the indentures, and no permanent global debt security representing book-entry debt securities will be exchangeable other than for another permanent global debt security to be registered in the name of the Depositary or its nominee. Each person owning a book-entry debt security must rely on the procedures of the Depositary to exercise any rights of a holder under the applicable indenture. Non-participants must further rely on the procedures of the participants through which they own their interests.

       The indentures provide that the Depositary, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indentures. The issuers understand that existing industry practices are as follows. In the event that an issuer requests any action of holders or an owner of a book-entry debt security desires to give or take any action a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants owning the relevant book-entry debt securities to give or take this action. Participants would, in turn, authorize beneficial owners to give or take this action or would otherwise act upon the instructions of beneficial owners.



     The Depositary's Year 2000 Efforts


       The Depositary's management is aware that some computer systems that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000" problems. The Depositary has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as they relate to the timely payment of all distributions to security-holders, book-entry deliveries, and settlement of trades within the Depositary, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. The Depositary's plan also includes a testing phase, which is expected to be completed within appropriate time frames.

       However, the Depositary's ability to perform properly its services is also dependent upon other parties, including the issuers and their agents. These parties also include, but are not limited to, third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, such as telecommunication and electrical utility servicer providers. The Depositary has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom the Depositary acquires services to impress upon them the importance of such services being Year 2000 compliant, and to determine the extent of their efforts for Year 2000 remediation and testing of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

       According to the Depositary, the preceding paragraphs have been provided for informational purposes only and are not intended to serve as a representation, warranty, or contract modification of any kind.

                 DESCRIPTION OF ASSUMED SENIOR DEBT SECURITIES

     The following descriptions of the terms of the particular series of senior debt securities are only summaries. These descriptions are not complete and are qualified in their entirety by reference to the applicable indentures and the applicable series of senior debt securities.




Securities                          Issue Dates           Interest Payment Dates        Regular Record Dates
---------------------------------   -------------------   ---------------------------   ------------------------
6 5/8% Notes of Meridian Bancorp,
 Inc. due June 15, 2000 .........   June 12, 1995         June 15 and December 15       June 1 and December 1
6.186% Medium-Term Notes of
 CoreStates Capital Corp. due
 October 2, 2000 ................   October 6, 1997       April 15 and October 15       April 1 and October 1
5.75% Medium-Term Notes of
 CoreStates Capital Corp. due
 January 15, 2001 ...............   January 12, 1996      January 15 and July 15        January 1 and July 1
5.625% Medium-Term Notes of
 CoreStates Capital Corp. due
 February 12, 2001 ..............   February 12, 1996     February 12 and August 12     February 1 and August 1

Meridian 6 5/8% Senior Notes



       CoreStates Financial Corp acquired Meridian Bancorp, Inc. on April 9, 1996. First Union acquired CoreStates on April 28, 1998. By operation of law, First Union is the successor to the assets and liabilities of Meridian, including the obligations of Meridian with regard to the Meridian debt securities.

       The Meridian 6 5/8% Notes due June 15, 2000, were issued on June 12, 1995 and will mature June 15, 2000. The Meridian 6 5/8% Senior Notes were issued under a senior indenture dated March 9, 1992, between Meridian and The First National Bank of Chicago, as senior trustee. The Meridian 6 5/8% Senior Notes are limited to $150 million aggregate principal amount.

       The Meridian 6 5/8% Senior Notes bear interest at the rate of 6 5/8% per year, payable semiannually on June 15 and December 15 each year to the registered holders at the close of business on the preceding June 1 or December 1, whether or not such day is a business day.


     Meridian Indentures


       The following description of the terms of the Meridian indentures applies to the Meridian senior indenture and, except as expressly limited to the Meridian senior indenture, also applies to the Meridian subordinated indenture.

       Satisfaction, Discharge and Defeasance. With respect to Meridian debt securities of any series, First Union at its option either:

       o will be deemed to have paid and discharged the entire indebtedness represented by its obligations under the applicable Meridian debt securities ("legal defeasance"), or

       o will no longer be under any obligation to comply with the terms, provisions or conditions of the applicable indenture or the applicable Meridian debt securities ("covenant defeasance"),

in either case on the 91st day after:

       o First Union pays all other sums payable with respect to the applicable Meridian debt securities and delivers to the applicable trustee an officer's certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with;

       o First Union deposits irrevocably with the applicable trustee as a trust fund for the benefit of the holders of the applicable Meridian debt securities, dollars and/or obligations of, or obligations guaranteed by, the United States of America in an amount sufficient to pay and discharge each installment of principal of and any interest on the applicable Meridian debt securities on the dates the installments of interest or principal are due; and

       o no Event of Default or event which, with notice or the lapse of time or both, would become an Event of Default, under the applicable indenture has occurred and is continuing on the date of the deposit.

                 In order to exercise a legal defeasance or covenant defeasance option, First Union must deliver to the applicable trustee an opinion of counsel stating that the deposit and defeasance would not cause the holders of the applicable Meridian debt securities to recognize income, gain or loss for United States Federal income tax purposes and that the holders will be subject to United States Federal income tax in the same amounts, manner and times as would have been the case if the deposit and defeasance had not occurred. After a legal defeasance, First Union will remain subject to some obligations under the applicable indenture, including the obligations to register the transfer or exchange of Meridian debt securities, to replace temporary or mutilated, destroyed, lost or stolen Meridian debt securities, to maintain an office or agency in respect of the Meridian debt securities and to hold moneys for payment in trust.


(Section 403).


       Events of Default; Acceleration; Waiver. The following events are "Events of Default" under the Meridian indentures with respect to Meridian debt securities of any series:

o default for 30 days in the payment of any interest on any Meridian debt security of that series when it becomes due and payable;

o default in the payment of the principal of any Meridian debt security of that series at its maturity;

o default for 60 days after written notice in the performance, or breach, of any covenant or warranty of First Union, other than a covenant or warranty included in the applicable indenture solely for the benefit of a different series; or

o events of bankruptcy, insolvency or reorganization of First Union.

(Section 501). An Event of Default under one series of Meridian debt securities will not necessarily be an Event of Default under any other series.

       If an Event of Default occurs and is continuing with respect to the outstanding Meridian 6 5/8% Senior Notes, then either the Meridian Senior Trustee or the holders of at least 25 percent in principal amount of the outstanding Meridian 6 5/8% Senior Notes may declare the principal amount of all the Meridian 6 5/8% Senior Notes to be due and payable immediately. (Meridian senior indenture Section 502).

       At any time after a declaration of acceleration has been made and before a judgment or decree is obtained, the holders of a majority in principal amount of the applicable Meridian debt securities may, by written notice to First Union and the applicable trustee, rescind and annul the declaration and its consequences if (1) First Union has paid to or deposited with the applicable trustee a sum sufficient to pay

       o all overdue interest on all the applicable Meridian debt securities,

       o the principal of any Meridian debt securities of that series that has become due other than by the declaration of acceleration, and interest at the prescribed rates,

       o to the extent that payment of this interest is lawful, interest on overdue interest at the prescribed rates, and

       o all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable trustee, its agents and counsel;

and (2) all Events of Default with respect to Meridian debt securities of that series, other than the nonpayment of the principal of Meridian debt securities of that series which has become due solely by the declaration of acceleration, have been cured or waived. No rescission, annullment or waiver will affect any subsequent default or impair any rights resulting from any subsequent default. (Section 502).

       No holder of any Meridian debt securities has the right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

       o the holder gives written notice to the applicable trustee of a continuing Event of Default with respect to the Meridian debt securities of the applicable series;

       o the holders of at least 25 percent in principal amount of the Meridian debt securities of the applicable series make written request to the applicable trustee to institute proceedings in its own name as trustee;

       o the holder or holders offer the applicable trustee reasonable indemnity against costs, expenses and liabilities;

       o the applicable trustee fails to institute any proceeding for 60 days after receipt of notice, request and offer of indemnity; and

       o no direction inconsistent with the written request is given to the applicable trustee during the 60-day period by the holders of a majority in principal amount of the Meridian debt securities of the applicable series.

(Section 506).

       In addition, the holders of a majority in principal amount of the Meridian debt securities of any series may on behalf of all holders of that series waive any past default and its consequences, except a default in the payment of principal or interest on any Meridian debt securities of that series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Meridian debt security of the series affected. (Section 511).

       Modification of the Meridian Indentures. Without the consent of any holders, First Union and the applicable trustee may enter into supplemental indentures for purposes of, among other things:

       o providing for the succession of another person to First Union and the assumption by the successor of the covenants of First Union;

       o adding to First Union's covenants or surrendering any of First Union's rights or powers;

       o adding any additional events of default;

       o adding to or changing any of the provisions of the applicable indenture in order to permit or facilitate the issuance of Meridian debt securities in bearer form, or to provide for uncertificated Meridian debt securities;

       o changing or eliminating any of the provisions of the applicable indenture, as long as the change or elimination becomes effective only when there are no Meridian debt securities outstanding that are entitled to the benefit of such provision;

       o securing any of the Meridian debt securities;

       o establishing the form or terms of any Meridian debt securities;

       o providing for a successor trustee with respect to the Meridian debt securities of one or more series and adding or changing any of the provisions of the applicable indenture in order to provide for or facilitate the administration of the trusts by more than one trustee; or

       o curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision, or making any other provisions with respect to matters or questions arising under the applicable indenture, as long as such action does not adversely affect the interests of the holders of Meridian debt securities of any series issued under that indenture in any material respect.

(Section 801).

       With the consent of the holders of a majority in principal amount of the Meridian debt securities of the affected series, First Union and the applicable trustee may enter into supplemental indentures to add any provisions to or change or eliminate any of the provisions of the applicable indenture or to modify in any manner the rights of the holders of the Meridian debt securities. However, without the consent of the holder of each Meridian debt security affected, no supplemental indenture may, among other things:

       o change the maturity of the principal of, or any installment of principal of or interest on, any Meridian debt security, or reduce the principal amount, the rate of interest on, or any premium payable upon redemption of, any Meridian debt security, or change the coin or currency of payment, or impair the right to institute suit for the enforcement of any payment on or after the maturity date;

       o reduce the percentage in principal amount of the Meridian debt securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver;

       o change any obligation of First Union to maintain an office or agency in the places and for the purposes specified in the applicable indenture; or

       o with some exceptions, modify any of these requirements.

(Section 802).

       Control by Holders. The holders of a majority in principal amount of the Meridian debt securities of any series have the right to direct the time, method and place of conducting any proceeding or power conferred on the applicable trustee with respect to the Meridian debt securities of that series, as long as any direction is not in conflict with any rule of law or the applicable indenture. Each Meridian trustee may take any other action deemed proper by such trustee which is not inconsistent with the direction. (Section
510).

       Reports by First Union. Within 120 days after the end of each fiscal year, First Union must deliver to the trustees a certificate as to First Union's compliance with all conditions and covenants under the applicable indenture. Within ten business days of First Union's becoming aware of any default or event of default, First Union must deliver to the trustees written notice of the occurrence of the default or event of default, unless it has been cured within the ten-day period. (Section 907).

       Consolidation, Merger or Sale. First Union may not merge or consolidate with any other person or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any person, unless

       o either (a) First Union is the surviving or successor person, or (b) the successor person is organized under the laws of the United States, any state or the District of Columbia, and assumes all of the obligations of First Union under the Meridian indentures and under the Meridian debt securities, and

       o after giving effect to the transaction, First Union or the successor person is not in default under any of those obligations.

(Section 701).

       Upon any transaction effected in accordance with the preceding paragraph, the person formed by the consolidation or into which First Union is merged or to which the conveyance, transfer or lease is made, will succeed to and be substituted for, and may exercise every right and power of, First Union under the applicable indenture. Thereafter, except in the case of a lease, the predecessor will be relieved of all obligations and covenants under the applicable indenture and Meridian debt securities and may be liquidated and dissolved. (Section 702).

       Limitation on Sale or Issuance of Capital Stock of a Principal Subsidiary Bank. Subject to the provisions described under the caption "Consolidation, Merger or Sale", above, First Union may not directly or indirectly sell, assign, transfer or otherwise dispose of or permit the issuance of capital stock of any Principal Subsidiary Bank (as defined below). These restrictions do not apply to:

       o any transfer or issuance of directors' qualifying shares, which are shares required by law to be owned by a person in order for that person to qualify to serve as a director;

       o any transfer or issuance for at least fair market value if, after giving effect to the transfer, First Union would own directly or indirectly not less than 80 percent of each class of the capital stock of the Principal Subsidiary Bank;

       o any transfer or issuance made in compliance with an order of a court or regulatory authority;

       o any sale at any price by a Principal Subsidiary Bank of (a) additional shares of its capital stock to its stockholders, (b) additional securities convertible into shares of its capital stock to its stockholders, or (c) additional options, warrants or rights to purchase shares of its capital stock to its stockholders, as long as before any such sale, First Union owns shares of the same class, securities convertible into shares, or options, warrants or rights to purchase shares, whichever the case may be, of capital stock, and immediately after the sale, First Union owns at least as great a percentage of the shares, convertible securities, or options, warrants or rights, whichever the case may be, as it owned before the sale;

       o any issuance of shares of capital stock, or securities convertible into, or options, warrants or rights to purchase, shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into, or options, warrants or rights to acquire capital stock of any Principal Subsidiary Bank to First Union or another wholly owned subsidiary; or


       o any merger or consolidation of a Principal Subsidiary Bank or sale of substantially all of the assets of a Principal Subsidiary Bank to any other bank subsidiary of First Union, 80 percent of each class of the capital stock of which is owned directly or indirectly by First Union.

(Section 905).

       "Principal Subsidiary Bank" is defined in the Meridian indentures as any subsidiary bank the total assets of which, as set forth in the most recent statement of condition of the subsidiary bank, equals more than 20 percent of the total consolidated assets of First Union and its subsidiaries as determined from the most recent consolidated balance sheet. As of the date of this prospectus, the term Principal Subsidiary Bank includes First Union National Bank.


CoreStates Senior Medium-Term Notes



       First Union acquired CoreStates Financial Corp on April 28, 1998 through a merger of CoreStates into First Union. On May 15, 1998, CoreStates Capital Corp, a wholly-owned subsidiary, merged into First Union.

       The CoreStates Senior MTN were issued pursuant to a medium-term notes program established by CoreStates and CoreStates Capital. The CoreStates Senior MTN were issued under a senior indenture, dated December 1, 1990, among CoreStates, CoreStates Capital and The Bank of New York, as senior trustee and successor to NationsBank of Georgia, N.A., successor to Wachovia Bank of Georgia, N.A. (formerly the First National Bank of Atlanta, N.A.).



     CoreStates 6.186% Senior MTN


       The CoreStates 6.186% Senior Medium-Term Notes due October 2, 2000 were issued on October 6, 1997 and will mature on October 2, 2000. The CoreStates 6.186% Senior MTN bear interest at the rate of 6.186% per year, payable semiannually on April 15 and October 15 each year to the registered holders at the close of business on the preceding April 1 or October 1. The CoreStates 6.186% Senior MTN are limited to $35 million aggregate principal amount.


     CoreStates 5.75% Senior MTN


       The CoreStates 5.75% Senior Medium-Term Notes due January 15, 2001 were issued on January 12, 1996 and will mature on January 15, 2001. The CoreStates 5.75% Senior MTN bear interest at the rate of 5.75% per year, payable semiannually on January 15 and July 15 each year to the registered holders at the close of business on the preceding January 1 or July 1. The CoreStates 5.75% Senior MTN are limited to $49 million aggregate principal amount.



     CoreStates 5.625% Senior MTN


       The CoreStates 5.625% Senior Medium-Term Notes due February 12, 2001 were issued on February 12, 1996 and will mature on February 12, 2001. The CoreStates 5.625% Senior MTN bear interest at the rate of 5.625% per year, payable semiannually on February 12 and August 12 each year to the registered holders at the close of business on the preceding February 1 or August 1. The CoreStates 5.625% Senior MTN are limited to $35 million aggregate principal amount.



     CoreStates Indentures


       The following description of the terms of the CoreStates indentures applies to the CoreStates senior indenture and, except as expressly limited to the CoreStates senior indenture, also applies to the CoreStates subordinated indenture.

       Satisfaction and Discharge. Upon the direction of First Union, the applicable indenture will no longer be of any effect, except as to the surviving rights described below, when:

       o either (a) all debt securities issued under that indenture are delivered to the applicable trustee for cancellation, or money is deposited in trust or segregated and held in trust by First Union, as provided in the applicable indenture, or (b) all debt securities issued under that indenture that have not been delivered to the applicable trustee for cancellation become due and payable, will become due and payable at their maturity within one year, or if redeemable at the option of First Union, will be called for redemption within one year, and in each case under (b), First Union has deposits with the applicable trustee as trust funds in trust for such purpose, money or obligations of, or obligations guaranteed by, the United States of America, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities;

       o First Union pays all other sums payable by it under the applicable indenture; and

       o First Union delivers to the applicable trustee an officers' certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with.

The applicable trustee will execute proper instruments acknowledging satisfaction and discharge of the applicable indenture. (Section 501).

       First Union will be deemed to have paid and discharged the entire indebtedness on all CoreStates debt securities of any series issued under the CoreStates indentures when:

       o First Union deposits with the applicable trustee, as trust funds in trust for that purpose, money or obligations of, or obligations guaranteed by, the United States of America in an amount sufficient to pay and discharge the entire indebtedness on all CoreStates debt securities of that series;

       o First Union pays all other sums payable with respect to all CoreStates debt securities of that series;

       o First Union delivers to the applicable trustee a certificate signed by a nationally recognized firm of independent public accountants certifying as to the sufficiency of the amounts deposited and an officers' certificate and an opinion of counsel, each stating that all conditions relating to satisfaction and discharge have been complied with; and

       o First Union delivers to the applicable trustee (a) an opinion of independent counsel that the holders of the CoreStates debt securities of that series will have no federal income tax consequences as a result of the deposit and termination, and (b) if the CoreStates debt securities of that series are listed on the New York Stock Exchange, an opinion of counsel that the CoreStates debt securities of that series will not be delisted as a result of the exercise of this option.

The applicable trustee will execute proper instruments acknowledging satisfaction and discharge of the indebtedness. (Section 503).

       When these conditions are satisfied, the terms and conditions of the applicable series of CoreStates debt securities will no longer be binding upon, or applicable to, First Union, except for some provisions, such as registration of transfer and exchange, the right of holders of the CoreStates debt securities to receive payments from the trust fund described above, and the rights, powers, duties and immunities of the applicable trustee. (Section 503).


       Events of Default -- CoreStates Senior Indenture. The following are "Events of Default" under the CoreStates Senior Indenture with respect to the CoreStates Senior MTN of any series:

       o failure to pay principal of or any premium on any CoreStates Senior MTN of that series when due;

       o failure to pay any interest or additional amounts on any CoreStates Senior MTN of that series when due, and continuance of such default for 30 days;

       o failure to perform any other covenant of First Union in the CoreStates senior indenture, continued for 60 days after written notice as provided in the CoreStates senior indenture;

       o acceleration of indebtedness in principal amount greater than $5 million for money borrowed by First Union or any Major Constituent Bank (as defined below), if the acceleration is not annulled, or the indebtedness is not discharged, within 30 days after written notice as provided in the CoreStates senior indenture; and

       o events in bankruptcy, insolvency or reorganization of First Union or any Major Constituent Bank.

(Section 601).

       Acceleration of Maturity. If any Event of Default with respect to CoreStates debt securities of any series occurs and is continuing, then the applicable trustee or the holders of at least 25 percent in principal amount of the CoreStates debt securities of that series may, by a notice in writing to First Union (and to the applicable trustee, if given by holders), declare the principal amount of all CoreStates debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration is made but before a judgment or decree based on the acceleration is obtained, the holders of a majority in principal amount of CoreStates debt securities of that series may, in some circumstances, rescind and annul the acceleration if all Events of Default with respect to that series (except, in the case of CoreStates Senior MTN, the non-payment or acceleration of principal) have been cured or waived. No rescission will affect any subsequent default or impair any rights resulting from any subsequent default. (Section 602).

       Modification and Waiver. Modifications and amendments to each CoreStates indenture may be made by First Union and the applicable trustee with the consent of the holders of at least 66 2/3 percent in principal amount of the CoreStates debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each CoreStates debt security affected:

       o change the stated maturity date of the principal of, or any installment of principal of or interest on, any CoreStates debt security;

       o reduce the principal amount of, or any premium or interest on, or any additional amounts in respect of, any CoreStates debt security;

       o change the place or currency of payment of principal of, or any premium or interest on, any CoreStates debt security;

       o impair the right to institute suit for the enforcement of any payment on or with respect to any CoreStates debt security;

       o reduce the percentage of CoreStates debt securities, the consent of the holders of which is required to modify or amend the applicable indenture;

       o reduce the percentage of CoreStates debt securities, the consent of the holders of which is required for waiver of compliance or of defaults; or

       o with a few exceptions, modify any provision of the applicable indentures relating to modification and amendment of the indenture or waiver of compliance and defaults thereunder.

(Section 1002).

       The holders of a majority in principal amount of the CoreStates debt securities of any series may, on behalf of all holders of that series, waive compliance by First Union with some of the restrictive provisions of the applicable indenture. (Section 1110). The holders of a majority in principal amount of the CoreStates debt securities of any series may, on behalf of all the holders of that series, waive any past default under the applicable indenture, except a default in the payment of the principal of, or any premium or interest on, any CoreStates debt security of that series or in respect of a provision which cannot be modified or amended without the consent of the holder of each CoreStates debt security of that series affected. (Section 613).

       Modification and amendment of each CoreStates indenture may be made by First Union and the applicable trustee without the consent of any holder of CoreStates debt securities for any of the following purposes:

       o to provide for the succession of another corporation to First Union;

       o to add to the covenants of First Union for the benefit of the holders of all or any series of CoreStates debt securities;

       o to add events of default;

       o to add or change any provisions of the applicable indenture to facilitate the issuance of bearer securities;

       o to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of CoreStates debt securities issued under that indenture;

       o to establish the form or terms of applicable CoreStates debt securities of any series and any related coupons;

       o to provide for the acceptance of appointment by a successor trustee for the applicable indenture;

       o to cure any ambiguity, defect or inconsistency in the applicable indenture, as long as the action does not adversely affect the interests of holders of CoreStates debt securities of any series or any related coupons in any material respect;

       o to modify, eliminate or add to the provisions of the applicable indenture to the extent necessary to qualify under the Trust Indenture Act of 1939, as amended; or

       o to effect the assumption by First Union of the obligations under the applicable indenture.

(Section 1001).

       Consents of holders for modifications and amendments to the applicable indenture must be solicited by First Union, and waivers by holders of compliance with provisions under the applicable indenture must be obtained in accordance with the terms of the applicable indenture. (Section 104). Any modifications, amendments or waivers will be binding upon all future holders of the applicable CoreStates debt securities. If consents are properly obtained and all requirements for any changes, amendments or waivers are otherwise satisfied, there are no provisions in the CoreStates indentures which allow remedies to holders who do not consent to changes or amendments to, or waivers of past defaults.

       Control by Holders. Subject to their duty during a default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the applicable indenture at the request or direction of any of the holders of any series of CoreStates debt securities unless such holders offer the applicable trustee reasonable indemnity. (Section 701). Subject to these indemnification provisons, the holders of a majority in principal amount of the CoreStates debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the the applicable trustee, or exercising any trust or power conferred on the applicable trustee, with respect to the CoreStates debt securities of that series, as long as any direction is not in conflict with any rule of law or with the applicable indenture, and the direction is not prejudicial to the rights of other holders of that series. The applicable trustee may take any other action deemed proper by it which is not inconsistent with such directions. (Section 612).

       Reports by First Union. First Union is required to furnish annually to each CoreStates trustee a statement as to performance or fulfillment of its obligations under the applicable indenture and as to any default in such performance or fulfillment. (Sections 1105 and 1106).
       Consolidation, Merger or Sale. First Union may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation as long as the successor corporation assumes all obligations of First Union under the CoreStates debt securities and a few other conditions are met. (Sections 901, 902, 903 and 904).

       Restrictive Covenants. The CoreStates senior indenture contains a covenant that limits First Union's ability to dispose of the voting stock of any Major Constituent Bank. With a few exceptions, as long as any of the CoreStates Senior MTN are outstanding, First Union:

       o may not, nor may it permit any subsidiary to, sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Major Constituent Bank, nor may First Union permit the Major Constituent Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of the Major Constituent Bank, unless First Union owns, directly or indirectly, at least 80 percent of the issued and outstanding voting stock of such Major Constituent Bank after giving effect to the transaction; and

       o may not permit a Major Constituent Bank either (a) to merge or consolidate with or into any coporation except First Union, unless at least 80 percent of the surviving corporation's voting stock is, or upon consummation of the merger or consolidation will be, owned, directly or indirectly, by First Union and the assets of First Union are at least equal to what they were before such transaction, or (b) to lease, sell or transfer all or substantially all of its properties or assets to any corporation or other person except First Union, unless 80 percent of the voting stock of such corporation or other person is owned, or will be owned upon such lease, sale or transfer, directly or indirectly, by First Union.


(Section 1107).

       "Major Constituent Bank" is defined in the CoreStates senior indenture as any banking subsidiary of First Union whose assets constitute 20 percent or more of First Union's assets. As of the date of this prospectus, the term Major Constituent Bank includes First Union National Bank.

       No holder of any CoreStates debt securities of any series has the right to institute any proceeding with respect to the applicable indenture for any remedy unless:

       o the holder gives to the applicable trustee written notice of a continuing event of default;

       o the holders of not less than 25 percent in principal amount of any series of the CoreStates debt securities make a written request, and offer reasonable indemnity, to the applicable trustee to institute a proceeding as trustee;

       o the applicable trustee does not receive from the holders of a majority in principal amount of the CoreStates debt securities of that series a direction inconsistent with the request; and

       o the applicable trustee fails to institute any proceeding within 60 days after its receipt of the notice, request and offer of indemnity.


(Section 607). However, the holder of each CoreStates debt security has an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, any CoreStates debt security on or after the due dates expressed in such CoreStates debt security and to institute suit for the enforcement of any such payment. (Section 608).

              DESCRIPTION OF ASSUMED SUBORDINATED DEBT SECURITIES

     The following descriptions of the terms of the particular series of subordinated debt securities are only summaries. These descriptions are not complete and are qualified in their entirety by reference to the applicable indentures and the applicable series of subordinated debt securities.


Series                                                   Issue Dates        Interest Payment Dates     Regular Record Dates
---------------------------------------------------- ------------------- --------------------------- ------------------------
9 7/8% Subordinated Capital Notes of Florida
  National Banks of Florida, Inc. due
  May 15, 1999 ..................................... May 18, 1987        May 15 and November 15      May 1 and November 1
9 5/8% Subordinated Notes of Signet Banking
  Corporation due June 1, 1999 ..................... May 23, 1989        June 1 and December 1       May 15 and November 15
9 5/8% Subordinated Notes of CoreStates Capital
  Corp. due February 15, 2001 ...................... February 21, 1991   February 15 and August 15   February 1 and August 1
9 3/8% Subordinated Notes of CoreStates Capital
  Corp. due April 15, 2003 ......................... April 29, 1991      April 15 and October 15     April 1 and October 1
6 5/8% Subordinated Notes of CoreStates Capital
  Corp. due March 15, 2005 ......................... March 18, 1993      March 15 and September 15   March 1 and September 1
5 7/8% Subordinated Notes of CoreStates Capital
  Corp. due October 15, 2003 ....................... October 19, 1993    April 15 and October 15     April 1 and October 1
6.75% Subordinated Medium-Term Notes of
  CoreStates Capital Corp. due November 15, 2006     November 14, 1996   May 15 and November 15      May 1 and November 1
9 5/8% Subordinated Notes of First Fidelity
  Bancorporation due August 15, 1999 ............... August 22, 1989     February 15 and August 15   February 1 and August 1
6.80% Subordinated Notes of First Fidelity
  Bancorporation due June 15, 2003 ................. June 14, 1993       June 15 and December 15     June 1 and December 1
9 5/8% Subordinated Capital Notes of Dominion
  Bankshares Corporation due June 15, 1999 ......... June 24, 1987       June 15 and December 15     June 1 and December 1
7 7/8% Subordinated Debentures of Meridian
  Bancorp, Inc. due July 15, 2002 .................. July 22, 1992       January 15 and July 15      January 1 and July 1

Florida National Subordinated Capital Notes



       First Union acquired Florida National Banks of Florida, Inc. on January 29, 1990 by merging Florida National into a wholly-owned subsidiary of First Union. On June 23, 1995, this subsidiary merged into First Union.

       The Florida National 9 7/8% Subordinated Capital Notes Due 1999 were issued on May 18, 1987 and will mature on May 15, 1999. The Florida National Subordinated Capital Notes were issued under a subordinated indenture dated May 1, 1987, between Florida National and The First National Bank of Chicago, as trustee.


       The Florida National Subordinated Capital Notes bear interest at the rate of 9 7/8% per year, payable semiannually on May 15 and November 15 each year to the registered holders at the close of business on the preceding May 1 or November 1. The Florida National Subordinated Capital Notes are limited to $75 million aggregate principal amount.

       The Florida National Subordinated Capital Notes have been issued in fully registered form only, without coupons. Principal of and interest on the Florida National Subordinated Capital Notes is payable, and the transfer of the Florida National Subordinated Capital Notes is registrable, at an office or agency of First Union maintained for such purpose in St. Petersburg, Florida and in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by First Union for such purpose. However, at the option of First Union, interest may be paid by mailing a check to the address of the holder as it appears on the register


     Florida National Subordinated Indenture

       Redemption Upon Certain Events Relating to Federal Income Taxes. The Florida National Subordinated Capital Notes may not be redeemed prior to maturity, except under the following circumstances. The Florida National Subordinated Capital Notes may be redeemed at any time if First Union determines that it is not, or there is a substantial probability that it will not be, allowed to deduct payments of interest to holders because of:

       o any change in or amendment to, or officially proposed change in or amendment to, the laws of the United States, or any regulations or rulings, or any change or officially proposed change in operation, or official interpretation of the laws, rulings, or regulations;

       o any action taken by a taxing authority of the United States which is generally applied or which is taken with respect to First Union;

       o a decision rendered by a court of competent jurisdiction in the United States, whether or not such decision was rendered with respect to First Union; or

       o a technical advice memorandum or ruling issued by the United States Internal Revenue Service on substantially the same facts as those affecting First Union.

Any redemption of the Florida National Subordinated Capital Notes must be made in whole and not in part. The redemption price must be an amount in cash equal to the entire principal amount, together with accrued interest to the redemption date. Not less than 30 days' prior notice must be given. Before the mailing of any notice of redemption, First Union must deliver to the trustee an opinion of independent counsel stating that the conditions to the right to redeem have occurred.

       Events of Default and Limited Rights of Acceleration. The indenture defines an "Event of Default" as being events involving the bankruptcy, insolvency or reorganization of First Union. (Section 501). If an Event of Default occurs and is continuing, either the trustee or the holders of at least 25 percent in principal amount of the Florida National Subordinated Capital Notes may declare the principal amount of all the Florida National Subordinated Capital Notes to be due and payable immediately. (Section 502). Enforcement of this provision is subject to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature of the rights of the holders of the Florida National Subordinated Capital Notes. At any time after a declaration of acceleration is made but before a judgment or decree based on the acceleration is obtained, the holders of a majority in principal amount of Florida National Subordinated Capital Notes may, in some circumstances, rescind and annul the acceleration. No rescission or annulment will affect any subsequent default or impair any rights resulting from any subsequent default. (Section 502).

       There is no right of acceleration of the payment of principal of the Florida National Subordinated Capital Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement. In the event of a default in the payment of principal or interest or the performance of any covenant or agreement, the trustee may, subject to a few limitations and conditions, seek to enforce payment of principal or interest or the performance of the applicable covenant or agreement. (Section 503).

       Modification and Waiver. Modifications and amendments of the indenture may be made by First Union and the trustee with the consent of the holders of 66 2/3 percent in principal amount of the

Florida National Subordinated Capital Notes. However, no modification or amendment may, without the consent of all the holders of the Florida National Subordinated Capital Notes affected:

       o change the stated maturity date of the principal of, or any installment of principal or interest on, any Florida National Subordinated Capital Note;

       o reduce the principal amount of, or interest on, any Florida National Subordinated Capital Note;

       o change the place or currency of payment of principal of or interest on any Florida National Subordinated Capital Note;

       o impair the right to institute suit for the enforcement of any payment on or with respect to any Florida National Subordinated Capital Note;


       o reduce the percentage in principal amount of Florida National Subordinated Capital Notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with its provisions or for waiver of defaults.


(Section 902).


       The holders of 66 2/3 percent in principal amount of the Florida National Subordinated Capital Notes may, on behalf of all the holders, waive compliance by First Union with some of the restrictive provisions of the indenture. (Section 1010). The holders of a majority in principal amount of the Florida National Subordinated Capital Notes may, on behalf of all the holders, waive any past default under the indenture except a default in the payment of principal or interest. (Section 513).

       Consolidation, Merger, and Sale of Assets. Without the consent of any holders of the Florida National Subordinated Capital Notes, First Union may consolidate with or merge into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, as long as, among other things, the successor corporation assumes First Union's obligations on the Florida National Subordinated Capital Notes and under the indenture, and, after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. (Section 801).

       Restrictions on Disposition of Bank Stock. First Union, and its wholly-owned subsidiaries will at all times own at least 80 percent of the issued and outstanding Voting Stock (as defined in the indenture) of First Union National Bank free and clear of any liens, security interests or other encumbrances. For this purpose, a wholly-owned subsidiary of First Union is defined as a subsidiary all of the outstanding Voting Stock of which is owned directly or indirectly by First Union. In addition, First Union will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of Voting Stock of First Union National Bank, except for fair market value as determined by First Union's Board of Directors, nor will it permit First Union National Bank or any other subsidiary to do so. (Section 1007).

       Liens on Certain Capital Stock. Except as described in the previous paragraph, First Union may not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon the capital stock of First Union National Bank (other than directors' qualifying shares) or the capital stock of a subsidiary which owns directly or indirectly capital stock of First Union National Bank, except liens for taxes not due or which are being contested in good faith by appropriate proceedings or the lien of any judgment which has not remained undischarged or unstayed for more than 60 days. (Section 1008).

       Control by Holders. Subject to its duty during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders offer the trustee reasonable indemnity. (Section 603). Subject to this indemnification provision, the holders of a majority in principal amount of the Florida National Subordinated Capital Notes have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, as long as the action is not in conflict with any rule of law or with the indenture. The Trustee may take any action deemed proper by it which is not inconsistent with the direction. (Section 512).

       Reports by First Union. First Union is required to furnish to the trustee annually a statement as to the performance by First Union of its obligations under the indenture and as to any default in such performance. (Section 1009).

       Subordination. Upon any distribution of assets of First Union upon dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the Florida National Subordinated Capital Notes is to be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. In addition, no payment of principal or interest may be made on the Florida National Subordinated Capital Notes or in respect of any redemption, retirement, purchase or other acquisition of the Florida National Subordinated Capital Notes at any time when there is a default in the payment of principal of, or any premium or interest on, any Senior Indebtedness. Except in these respects, the subordination provisions will not affect the obligation of First Union to make payment of principal or interest on the Florida National Subordinated Capital Notes. Subject to the payment in full of all Senior Indebtedness, the holders of the Florida National Subordinated Capital Notes are subrogated to the rights of the holders of the Senior Indebtedness to receive payments or property. Subordination will not prevent the occurrence of an Event of Default in respect of the Florida National Subordinated Capital Notes. See "Events of Default and Limited Rights of Acceleration", above, for limitations on the rights of acceleration.

       "Senior Indebtedness" is defined in the indenture as the principal of, and any premium and unpaid interest on, (1) indebtedness of or guaranteed by First Union, other than the Florida National Subordinated Capital Notes, whether previously outstanding or thereafter created, incurred, assumed or guaranteed,

       o for money borrowed, or

       o in connection with the acquisition by First Union or a subsidiary, other than in the ordinary course of business, of assets of any kind,


unless in the instrument creating or evidencing the indebtedness or under which the indebtedness is outstanding it is provided that the indebtedness is not superior in right of payment to the Florida National Subordinated Capital Notes, and (2) renewals, extensions, modifications and refunding of any such indebtedness.

       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the indenture. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the indenture.


     Certain Federal Income Tax Consequences

       The United States Internal Revenue Service has issued a Revenue Ruling stating that "mandatory convertible debt" issued by a bank holding company under the circumstances described in the Revenue Ruling is debt of the bank holding company for Federal income tax purposes. The Florida National Subordinated Capital Notes are substantially similar to the mandatory convertible debt described in the Revenue Ruling, and therefore should represent debt of First Union, with the result that interest payable on the Florida National Subordinated Capital Notes should be taxable as interest, rather than dividends, for Federal income tax purposes.

       A holder's basis in a Florida National Subordinated Capital Note will generally equal the amount paid for the Florida National Subordinated Capital Note. Upon the sale, redemption, or retirement of a Florida National Subordinated Capital Note, gain or loss will be recognized for Federal income tax purposes equal to the difference between the amount realized on the sale, redemption or retirement and the holder's tax basis in the Florida National Subordinated Capital Note.

       The tax effects of the purchase of Florida National Subordinated Capital Notes under state and local tax laws may vary. In addition, the discussion of Federal income tax consequences above is a summary of general information. Therefore, purchasers are advised to consult their own tax advisors with respect to federal, state and local income tax effects. Purchasers of Florida National Subordinated Capital Notes who are non-resident alien individuals, foreign corporations, or other non-United States persons should also consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the Florida National Subordinated Capital Notes.

Signet 9 5/8% Subordinated Notes



       First Union acquired Signet Banking Corporation on November 28, 1998, by merging Signet into First Union.

       The Signet 9 5/8% Subordinated Notes due June 1, 1999 were issued on May 23, 1989 and will mature June 1, 1999. The Signet Subordinated Notes were issued under a subordinated indenture dated April 1, 1986, between Signet and The Bank of New York, as trustee. The Signet 9 5/8% Subordinated Notes are limited to $100 million aggregate principal amount.

       The Signet 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per year, payable semiannually on June 1 and December 1 each year to the registered holders at the close of business on the preceding May 15 or November
15. Interest on the Signet 9 5/8% Subordinated Notes will be computed on the basis of the actual number of days for which interest is payable in the applicable interest period divided by 360 and rounding the resultant figure to the nearest cent.

       The Signet 9 5/8% Subordinated Notes have been issued in fully registered form in denominations of $1,000 and any integral multiples, and may be transferred or exchanged without payment of any charge other than taxes or other governmental charges. Principal of and interest on the Signet 9 5/8% Subordinated Notes are payable, and the transfer of the Signet 9 5/8% Subordinated Notes will be registrable, at the principal office of the trustee in The City of New York, or at First Union National Bank in Richmond, Virginia. However, interest may be paid at the option of First Union by check mailed to the address of the holder as it appears in the register.



     Signet Subordinated Indenture


       Satisfaction and Discharge. At the request of First Union, the indenture will no longer be of any effect, except as to some surviving rights, such as registration of transfer or exchange, when:

       o either all debt securities issued under the Signet subordinated indenture are delivered to the trustee for cancellation or all securities not delivered for cancellation have, or will within one year, become due and payable or will be called for redemption within one year, and First Union deposits with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on all applicable debt securities not delivered to the trustee for cancellation, for principal and any premium, and interest to the date of the deposit or to the maturity date or redemption date, as the case may be;

       o First Union pays all other sums payable by it under the indenture; and


       o First Union delivers to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions for satisfaction and discharge have been complied with.

(Section 301).

       Events of Default. The indenture defines an "Event of Default" with respect to the Signet 9 5/8% Subordinated Notes as:

       o default for a period of 30 days in the payment of any installment of interest on the Signet 9 5/8% Subordinated Notes;

       o default in the payment of any principal of the Signet 9 5/8% Subordinated Notes;

       o default by First Union in the performance of covenants in the indenture which shall not have been remedied for a period of 90 days after written notice to First Union by the trustee or to First Union and the trustee by the holders of at least 25 percent of the principal amount of the Signet 9 5/8% Subordinated Notes then outstanding; and

       o events involving the bankruptcy, insolvency or reorganization of First Union.

If a default in respect of the Signet 9 5/8% Subordinated Notes occurs and is continuing, the trustee or the holders of not less than 25 percent in principal amount of the Signet 9 5/8% Subordinated Notes may declare the principal amount of all of the Signet 9 5/8% Subordinated Notes to be due and payable immediately. At any time after a declaration of acceleration has been made but before a judgment or decree for payment of money has been obtained, the holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may, in some circumstances, rescind and annul such declaration. (Section 402).

       Acceleration. If an Event of Default with respect to the Signet 9 5/8% Subordinated Notes occurs and is continuing, the trustee or the holders of not less than 25 percent in principal amount of the Signet 9 5/8% Subordinated Notes may declare the principal amount of all the Signet 9 5/8% Subordinated Notes to be due and payable immediately, by a notice in writing to First Union (and the trustee, if given by holders). Upon any declaration of acceleration, the principal amount will become due and payable. At any time after a declaration of acceleration with respect to the Signet 9 5/8% Subordinated Notes is made and before a judgment or decree for payment of the money due is obtained, the holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may, by written notice to First Union and the trustee, rescind and annul the declaration of acceleration and its consequences if:

       o First Union pays or deposits with the trustee a sum sufficient to pay all overdue interest on the Signet 9 5/8% Subordinated Notes, the principal of the Signet 9 5/8% Subordinated Notes that has become due other than by declaration of acceleration and interest, any legally enforceable interest on overdue installments of interest, and all expenses incurred by the trustee, its agents or counsel, and

       o all Events of Default, other than the nonpayment of the principal of Signet 9 5/8% Subordinated Notes that has become due solely by that declaration of acceleration, are cured or waived.

No rescission or annullment will affect any subsequent default or impair any rights resulting from any subsequent default. (Section 402).

       Notice and Waiver. Within 90 days after the occurrence of a default in respect of the Signet 9 5/8% Subordinated Notes, the trustee is required to give to the holders of the Signet 9 5/8% Subordinated Notes notice of all uncured and unwaived defaults known to it. However, except in the case of a default in the payment of the principal of, or any premium or interest on, any of the Signet 9 5/8% Subordinated Notes, the trustee may withhold this notice if it in good faith determines that the withholding of notice is in the interests of the holders of that series. Moreover, in the case of an Event of Default not involving the bankruptcy, insolvency or reorganization of First Union, notice may not be given until at least 30 days after the occurrence of the event. For purposes of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, a default with respect to the Signet 9 5/8% Subordinated Notes. (Section 502).

       The holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may, on behalf of all the holders, waive any past default under the Signet subordinated indenture with respect to that series and its consequences, except:

       o a default in the payment of the principal of, or any premium or interest on, the Signet 9 5/8% Subordinated Notes, or

       o a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of all of the Signet 9 5/8% Subordinated Notes.

(Section 413).

       Modification of the Signet Subordinated Indenture. With the consent of the holders of at least two-thirds in principal amount of the Signet 9 5/8% Subordinated Notes, First Union and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the Signet 9 5/8% Subordinated Notes. However, without the consent of the holders of all of the Signet 9 5/8% Subordinated Notes, no supplemental indenture may, among other things,

       o change the stated maturity of the principal of, or any installment of principal of or interest on, any of the Signet 9 5/8% Subordinated Notes;

       o reduce the principal amount or the rate of interest;

       o change any place of payment where, or the coin or currency in which, any of the Signet 9 5/8% Subordinated Notes or any premium or the interest is payable;

       o impair the right to institute suit for the enforcement of any payment on or after the maturity of the payment;

       o modify the provisions of the indenture with respect to subordination in a manner adverse to the holders of the Signet 9 5/8% Subordinated Notes;

       o reduce the percentage in principal amount of the Signet 9 5/8% Subordinated Notes the holders of which are required to consent to any supplemental indenture or any waiver of compliance or of defaults;

       o with a few exceptions, modify any of these requirements.

(Section 802).

       Without the consent of any holders, First Union and the trustee may execute supplemental indentures:

       o to provide for the succession of another corporation to First Union and the assumption by the successor of the covenants of First Union;

       o to add to the covenants of First Union or to surrender any right or power conferred upon First Union;

       o to cure any ambiguity, to correct or supplement any provision in the indenture that is inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture which are not inconsistent with the provisions of the indenture, as long as this action does not adversely affect the interests of the holders of the Signet 9 5/8% Subordinated Notes in any material respect;

       o to add to or change any of the provisions of the indenture to permit or facilitate the issuance of subordinated debt securities in bearer form or the transfer of subordinated debt securities by book-entry procedures;

       o to add to or change any provision of the indenture to permit the issuance of subordinated debt securities convertible into other securities of First Union; or

       o to add any additional defaults or events of default.

(Section 801).

       Control by Holders. The holders of a majority in principal amount of the Signet 9 5/8% Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, as long as the direction is not in conflict with any rule of law or with the indenture. The trustee may take any other action deemed proper by it which is not inconsistent with such direction. The trustee may decline to follow any direction with respect to the Signet
9 5/8% Subordinated Notes if it determines in good faith that the actions or forbearances directed would be unduly prejudicial to the interests of the holders of the Signet 9 5/8% Subordinated Notes not joining in the direction or would involve the trustee in personal liability. (Section 412).

       Reports by First Union. First Union must deliver to the trustee within 120 days after the end of each fiscal year a certificate stating that no default has occurred under the indenture or specifying each default and the nature and status of the default. (Section 904).

       Limitation on Disposition of Stock or Assets. As long as the Signet
9 5/8% Subordinated Notes are outstanding, neither First Union nor any of its subsidiaries may sell or otherwise dispose of any shares of capital stock or any securities convertible into capital stock of a Principal Subsidiary Bank (as defined below) or permit any Principal Subsidiary Bank to issue any shares of its capital stock or any securities convertible into its capital stock. This limitation does not apply to sales or other dispositions or issuances which:

       o are to First Union or any of its subsidiaries;

       o are for the purpose of qualifying a person to serve as a director of such Principal Subsidiary Bank;

       o are in connection with a merger, consolidation or share exchange if, immediately after the merger, consolidation or share exchange, First Union will have at least the same proportionate ownership in the resulting or surviving entity which it had in such Principal Subsidiary Bank immediately before such transaction;

       o are made in compliance with an order of a court of regulatory authority of competent jurisdiction;

       o are for fair market value and, after giving effect to the disposition, First Union will own, directly or indirectly, not less than 80 percent of the shares of each class of capital stock, and of each class of securities convertible into capital stock, of such Principal Subsidiary Bank; or

       o are made in connection with, and are immediately followed by, transactions in which First Union acquires not less than 80 percent of the shares of each class of capital stock, and of each class of securities convertible into capital stock, or the assets, of a bank, bank holding company, savings bank, savings and loan association, industrial bank or other similar entity, the total assets of which are at least equal to the total assets of such Principal Subsidiary Bank.

(Section 908).

       "Principal Subsidiary Bank" is defined in the indenture as any subsidiary bank having total assets equal to more than 25 percent of the consolidated total assets of First Union and its majority-owned subsidiaries. As of the date of this prospectus, the term Principal Subsidiary Bank includes First Union National Bank.

       The Signet subordinated indenture provides that, as long as the Signet
9 5/8% Subordinated Notes remain outstanding, First Union may not permit any Principal Subsidiary Bank to dispose of all or substantially all of its assets, except that a Principal Subsidiary Bank may:

       o dispose of assets in the ordinary course of business,

       o dispose of assets no longer useful in the conduct of its business, or

       o convey assets to another bank subsidiary.

(Section 908).

       Other Restrictions. First Union may not consolidate with or merge into any other corporation or convey or transfer all or substantially all of its assets unless:

       o the resulting or surviving corporation or the corporation that acquires the assets, if other than First Union, is incorporated under the laws of the United States, any state or the District of Columbia and assumes First Union's obligations on the Signet 9 5/8% Subordinated Notes and under the indenture; and

       o immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under the indenture.

(Section 701).

       Subordination. The obligations of First Union to make any payment on account of principal of, or any premium or interest on, the Signet 9 5/8% Subordinated Notes is subordinate and junior in right of payment to all Senior Indebtedness (as defined below). (Section 1401). No payment of principal of, or any premium or interest on, the Signet 9 5/8% Subordinated Notes may be made and no holder of the Signet 9 5/8% Subordinated Notes will be entitled to demand or receive any such payment unless all amounts then due for principal of, or any premium and interest on, all Senior Indebtedness of First Union are paid in full or duly provided for and, at the time of the payment or immediately after giving it effect, there does not exist with respect to any such Senior Indebtedness any event of default permitting the holders of the Senior Indebtedness, or a trustee on their behalf, to accelerate the maturity or any event that, with the giving of notice or the passage of time or both, would become an event of default of this type. (Section 1402). Upon

       o the occurrence of any event of default of this type with respect to the Senior Indebtedness that has not been cured or waived, or

       o any payment or distribution of the assets of First Union upon dissolution, winding-up, liquidation, or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, the holders of Senior Indebtedness will be entitled to receive payment in full of all principal and any premium, sinking fund payments and interest before any payment is made on the Signet 9 5/8% Subordinated Notes. (Section 1403). The failure to make a payment on the Signet 9 5/8% Subordinated Notes by reason of subordination will not prevent the occurrence of a default with respect to the Signet 9 5/8% Subordinated Notes.

       "Senior Indebtedness", as defined in the indenture, includes any obligation of First Union to its creditors, whether previously outstanding or subsequently incurred, except any obligation as to which, in the creating instrument, it is provided that such obligation is not Senior Indebtedness.

       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the indenture. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the indenture.


CoreStates Subordinated Debt Securities



       First Union acquired CoreStates Financial Corp on April 28, 1998 through a merger of CoreStates into First Union. On May 15, 1998, CoreStates Capital Corp, a wholly-owned subsidiary, merged into First Union.

       The CoreStates Subordinated Notes were issued under a Subordinated Indenture, dated December 1, 1990, between CoreStates, CoreStates Capital, and Bank One, Columbus, N.A., as Subordinated Notes Trustee. The CoreStates 6.75% Subordinated MTN were issued under the CoreStates Subordinated Indenture, as supplemented on August 1, 1994, among CoreStates, CoreStates Capital, the CoreStates Subordinated Notes Trustee and Citibank, N.A., as Subordinated MTN Trustee.

       The CoreStates 6.75% Subordinated MTN and the CoreStates 5 7/8% Subordinated Notes are represented by Book-Entry Debt Securities. See "General Information Regarding the Debt Securities -- Book-Entry Debt Securities" for a description of this type of security.

       The remainder of the CoreStates subordinated debt securities have been issued in registered form only, without coupons. These CoreStates registered debt securities are issued in denominations of $1,000 or any integral multiples. No service charge will be made for any transfer or exchange of the CoreStates registered debt securities but First Union may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The principal of, and any premium and interest on, the CoreStates registered debt securities will be payable, and transfer of the CoreStates registered debt securities will be registrable, at an office to be maintained by First Union in the City of Philadelphia and in The City of New York. However, payments of interest may be made at the option of First Union by check mailed to the address appearing in the security register of the person in whose name the CoreStates registered debt security is registered at the close of business on the record date for payment. (Sections 305 and 307).



     CoreStates 9 5/8% Subordinated Notes


       The CoreStates 9 5/8% Subordinated Notes due February 15, 2001 were issued on February 21, 1991 and will mature on February 15, 2001. The CoreStates 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per year, payable semiannually on February 15 and August 15 of each year to the registered holders at the close of business on the preceding February 1 or August 1. The CoreStates 9 5/8% Subordinated Notes are limited to $150 million aggregate principal amount.


     CoreStates 9 3/8% Subordinated Notes


       The CoreStates 9 3/8% Subordinated Notes due April 15, 2003 were issued on April 29, 1991 and will mature on April 15, 2003. The CoreStates 9 3/8% Subordinated Notes bear interest at the rate of 9 3/8% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The CoreStates 9 3/8% Subordinated Notes are limited to $100 million aggregate principal amount.



     CoreStates 6 5/8% Subordinated Notes


       The CoreStates 6 5/8% Subordinated Notes due March 15, 2005 were issued on March 18, 1993 and will mature on March 15, 2005. The CoreStates 6 5/8% Subordinated Notes bear interest at the rate of 6 5/8% per year, payable semiannually on March 15 and September 15 of each year to the registered holders at the close of business on the preceding March 1 or September 1. The CoreStates 6 5/8% Subordinated Notes are limited to $175 million aggregate principal amount.



     CoreStates 5 7/8% Subordinated Notes


       The CoreStates 5 7/8% Subordinated Notes due October 15, 2003 were issued on October 19, 1993 and will mature on April 15, 2003. The CoreStates
5 7/8% Subordinated Notes bear interest at the rate of 5 7/8% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The CoreStates 5 7/8% Subordinated Notes are limited to $200 million aggregate principal amount.



   CoreStates 6.75% Subordinated Medium-Term Notes

The CoreStates 6.75% Subordinated Medium-Term Notes due November 15, 2006, were issued under the CoreStates Subordinated Indenture under a medium-term note program established by CoreStates and CoreStates Capital.


       The CoreStates 6.75% Subordinated MTN were issued on November 14, 1996 and will mature November 15, 2006. The CoreStates 6.75% Subordinated MTN bear interest at the rate of 6.75% per year, payable semiannually on May 15 and November 15 each year to the registered holders at the close of business on the preceding May 1 or November 1. The CoreStates 6.75% Subordinated MTN are limited to $200 million aggregate principal amount.

   CoreStates Subordinated Indenture

       Except as expressly limited to the CoreStates senior indenture, the description of the CoreStates indentures included in "Summary of Assumed Senior Debt Securities -- CoreStates Senior Medium-Term Notes; CoreStates Indentures", above, applies to the CoreStates subordinated indenture as well. The following is a description of some additional provisions of the CoreStates subordinated indenture.

       Events of Default. An "Event of Default" is defined under the CoreStates subordinated indenture with respect to CoreStates subordinated debt securities of any series as events of bankruptcy, insolvency or reorganization of First Union or any Major Constituent Bank. (Section 601).

       The CoreStates subordinated indenture does not provide for any right of acceleration of the payment of the principal of a series of CoreStates subordinated debt securities upon a default in the payment of principal or interest or a default in the performance of any covenant or agreement. In the event of a default in the payment of interest or principal, the holder of a CoreStates subordinated debt security, or the applicable trustee on behalf of the holders of all of the series affected, may, subject to some limitations and conditions, seek to enforce payment of the interest or principal. (Sections 602 and 603).

       Modification and Waiver. In addition to the circumstances described under "Summary of Assumed Senior Debt Securities -- CoreStates Senior Medium-Term Notes; CoreStates Indentures; Modification and Waiver", and subject to those limitations. First Union and the subordinated trustee may not modify or amend the CoreStates subordinated indenture to alter in any respect the provisions regarding the subordination of the subordinated debt securities without the consent of the holders of each CoreStates subordinated debt security affected. (Section 1002).

       Subordination. During the continuance beyond any applicable grace period of any default with respect to Senior Indebtedness (as defined below), no payment of principal of and interest on the CoreStates subordinated debt securities may be made until payment in full of all principal of, and premium and interest on, all Senior Indebtedness. In addition, upon any distribution of assets of First Union upon dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the CoreStates subordinated debt securities is to be subordinated in right of payment to the prior payment in full of principal, premium and interest on all Senior Indebtedness. (Article Sixteen).

       For purposes of the preceding paragraph, the term "Senior Indebtedness" means:

       o with respect to the CoreStates 9 5/8% Subordinated Notes and the CoreStates 9 3/8% Subordinated Notes, all indebtedness and other obligations of First Union, whether previously outstanding or subsequently incurred or created, except any indebtedness or obligations which are expressly stated to be, or are identified in a resolution of First Union's Board of Directors as, subordinated in right of payment to, or to rank equally with, CoreStates subordinated debt securities, and

       o with respect to the CoreStates 6 5/8% Subordinated Notes, the CoreStates 5 7/8% Subordinated Notes and the CoreStates 6.75% Subordinated MTN, indebtedness of First Union for money borrowed, including indebtedness secured by certain mortgages or other liens, evidenced by notes or other written obligations, indebtedness of First Union evidenced by notes, debentures, bonds or other securities sold by First Union for money, indebtedness of others of a similar type assumed or guaranteed by First Union through an agreement to purchase, contingent or otherwise, and renewals, extensions or refundings of any of those, unless the instrument creating or evidencing the indebtedness or the assumption or guarantee of the indebtedness expressly provides that indebtedness is not superior in right of payment to the CoreStates subordinated debt securities.


(Section 1601).


       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the CoreStates subordinated indenture. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the CoreStates subordinated indenture.

First Fidelity Subordinated Notes



       First Union acquired First Fidelity Bancorporation on January 1, 1996 by merging First Fidelity into a wholly-owned subsidiary. On February 26, 1998, this subsidiary merged into First Union.

       The First Fidelity 9 5/8% Subordinated Notes were issued under a subordinated indenture, dated April 1, 1988 between First Fidelity and The Chase Manhattan Bank, N.A., as trustee. The First Fidelity 6.80% Subordinated Notes were issued under the First Fidelity subordinated indenture, as amended on June 14, 1993.

       The First Fidelity subordinated debt securities have been issued in registered form only, without coupons. Principal and interest on the First Fidelity subordinated debt securities will be payable, and the First Fidelity subordinated debt securities will be transferable, at the corporate trust office maintained by the trustee in The City of New York. However, at the option of First Union, interest may be paid by check mailed to the person entitled to the interest.



     First Fidelity 9 5/8% Subordinated Notes


       The First Fidelity 9 5/8% Subordinated Notes due August 15, 1999 were issued on August 22, 1989 and will mature on August 15, 1999. The First Fidelity 9 5/8% Subordinated Notes bear interest at the rate of 9 5/8% per year, payable semiannually on February 15 and August 15 of each year to the registered holders at the close of business on the preceding February 1 or August 1. The First Fidelity 9 5/8% Subordinated Notes are limited to $150 million aggregate principal amount.

       All provisions of the indenture relating to defeasance, as described under "Defeasance under the First Fidelity Subordinated Indenture", below, apply to the First Fidelity 9 5/8% Subordinated Notes.



     First Fidelity 6.80% Subordinated Notes


       The First Fidelity 6.80% Subordinated Notes due June 15, 2003 were issued on June 14, 1993 and will mature on June 15, 2003. The First Fidelity 6.80% Subordinated Notes bear interest at the rate of 6.80% per year, payable semiannually on June 15 and December 15 of each year to the registered holders at the close of business on the preceding June 1 or December 1. The First Fidelity 6.80% Subordinated Notes are limited to $150 million aggregate principal amount.


     First Fidelity Subordinated Indenture


       Satisfaction and Discharge. At the request of First Union, the indenture will no longer be of any effect, except as to a few surviving rights, such as registration of transfer or exchange, when:

       o either all debt securities issued under the indenture have been delivered to the trustee for cancellation or all securities not delivered for cancellation have, or will within one year, become due and payable or will be called for redemption within one year, and First Union has deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on all the debt securities not delivered to the trustee for cancellation, for principal and any premium, and interest to the date of such deposit or to the maturity date or redemption date, as the case may be;

       o First Union has paid all other sums payable by it under the indenture; and

       o First Union has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions to satisfaction and discharge have been complied with.

(Section 401).

       Events of Default with respect to the First Fidelity 9 5/8% Subordinated Notes. The indenture defines "Event of Default" with respect to the First Fidelity 9 5/8% Subordinated Notes as any one of the following events:

       o default for 30 days in any payment of interest on the First Fidelity 9 5/8% Subordinated Notes;

       o default in the payment of principal on any First Fidelity 9 5/8% Subordinated Notes;

       o default in the performance or breach, for 90 days after appropriate notice, of any other covenant or warranty in the indenture, other than a covenant or warranty included solely for the benefit of another series;

       o default in the payment of principal on, or acceleration of, any obligations for borrowed money of First Union, any subsidiary bank holding company or any Major Subsidiary Bank (as defined below) greater than $10 million in the aggregate if such obligations are not discharged or reduced to an aggregate amount of less than $10 million, or if the acceleration is not annulled or rescinded, within ten days after written notice; or

       o events of bankruptcy, insolvency or reorganization.

If an Event of Default occurs and is continuing with respect to the First Fidelity 9 5/8% Subordinated Notes, the trustee or the holders of not less than 25 percent in principal amount of First Fidelity 9 5/8% Subordinated Notes may declare the principal amount to be due and payable immediately. (Sections 501 and 502).

       "Major Subsidiary Bank" is defined in the indenture as any subsidiary bank having total assets equal to 25 percent or more of the consolidated assets of First Union determined on the date of the most recent audited financial statements. As of the date of this prospectus, the term Major Subsidiary Bank includes First Union National Bank.

       Events of Default with respect to the First Fidelity 6.80% Subordinated Notes. The indenture defines an "Event of Default" with respect to the First Fidelity 6.80% Subordinated Notes as events involving the bankruptcy, insolvency or reorganization of First Union. (Section 501). If any Event of Default occurs and is continuing, either the trustee or the holders of not less than 25 percent in principal amount of the First Fidelity 6.80% Subordinated Notes may declare the principal amount of all First Fidelity 6.80% Subordinated Notes to be due and payable immediately. At any time after a declaration of acceleration is made, but before a judgment or decree based on the acceleration is obtained, holders of a majority in principal amount of the First Fidelity 6.80% Subordinated Notes may, in some circumstances, rescind and annul the acceleration. (Section 502).

       There is no right of acceleration of the payment of principal of the First Fidelity 6.80% Subordinated Notes upon a default in the payment of principal of, or any premium or interest on, or in the performance of any covenant or agreement applicable to, the First Fidelity 6.80% Subordinated Notes.

       If a Default (as defined below) with respect to any First Fidelity 6.80% Subordinated Notes occurs and is continuing, the trustee may in its discretion protect and enforce its rights and the rights of the holders of First Fidelity subordinated debt securities through appropriate judicial proceedings. The indenture defines a "Default" with respect to the First Fidelity 6.80% Subordinated Notes as any one of the following events:

       o an Event of Default;

       o default for 30 days in any payment of interest on any First Fidelity 6.80% Subordinated Notes;

       o default in the payment of principal of, or any premium on, any First Fidelity 6.80% Subordinated Notes when due;

       o default in the performance or breach for 90 days after appropriate notice, of any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series;

       o default in the payment of principal on, or acceleration of, any obligations for borrowed money of any Major Subsidiary Bank greater than $10 million in the aggregate if the obligations are not discharged or reduced to an aggregate amount of less than $10 million, or if the acceleration is not annulled or rescinded, within ten days after appropriate notice; or

       o events of bankruptcy, insolvency or reorganization of any Major Subsidiary Bank.

       Modification and Waiver. Certain modifications and amendments of the indenture may be made by First Union and the trustee only with the consent of the holders of or least a majority in principal amount of the First Fidelity subordinated debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each First Fidelity subordinated debt security affected:

       o change the stated maturity of the principal of, any installment of principal of or interest on, any such First Fidelity subordinated debt securities;

       o reduce the principal amount of, or any premium or interest on, any First Fidelity subordinated debt securities;

       o change the place of payment where, or the coin or currency in which, any principal of, or any premium or interest on, any First Fidelity subordinated debt security is payable;

       o impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

       o reduce the percentage of First Fidelity subordinated debt securities of any series, the consent of the holders of which is necessary to modify or amend the indenture; or

       o modify any of these requirements or reduce the percentage of the principal amount of First Fidelity subordinated debt securities of any series necessary for waiver of compliance or of defaults.

(Section 902).

       The holders of at least a majority in principal amount of the First Fidelity subordinated debt securities of any series may, on behalf of all holders of that series, waive compliance by First Union with the provisions of the indenture. (Section 1010). The holders of at least a majority in principal amount of the First Fidelity subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except a default in the payment of the principal of, or any premium or interest on, any First Fidelity subordinated debt securities of that series or in respect of a provision which cannot be modified or amended without the consent of the holders of each First Fidelity subordinated debt security of the series affected. (Section 513).

       Reports by First Union. First Union must deliver annually to the trustee an officers' certificate as to the performance by First Union of its obligations under the indenture and as to any defaults. (Section 1009). The trustee may withhold notice to the holders of any series of any default, other than a default in payment of principal or any premium, interest or sinking fund installment, if it considers it to be in the interest of the holders of First Fidelity subordinated debt securities of that series to do so. (Section 602).

       Control by Holders. Subject to the duties of the trustee under the indenture, if a Default with respect to the First Fidelity 6.80% Subordinated Notes or an Event of Default with respect to the First Fidelity 9 5/8% Subordinated Notes occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers at the request, order or direction of the holders of the First Fidelity subordinated debt securities of any series unless the holders offer the trustee reasonable indemnity. (Sections 601 and 603). Subject to these provisions for indemnification and other rights of the trustee, the holders of a majority in principal amount of the First Fidelity subordinated debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the First Fidelity subordinated debt securities of that series, as long as the direction does not conflict with any rule of law or with the indenture. The trustee may take any other action deemed proper by it which is not inconsistent with the direction. (Sections 512 and 603).

       No holder of any First Fidelity subordinated debt securities of any series has any right to institute any proceeding with respect to the indenture or for any remedy, unless:

       o the holder gives the trustee written notice of a Default with respect to the First Fidelity 6.80% Subordinated Notes or Event of Default with respect to the First Fidelity 9 5/8% Subordinated Notes;

       o the holders of at least 25 percent in principal amount of the First Fidelity subordinated debt securities of that series request the trustee in writing to institute a proceeding as trustee;

       o the holder or holders offer the trustee reasonable indemnity,

       o the trustee fails to institute a proceeding for 60 days; and

       o the trustee does not receive from the holders of a majority in principal amount of the First Fidelity subordinated debt securities of that series a direction inconsistent with such request.

(Section 507). However, the holder of any First Fidelity subordinated debt securities have an absolute right to receive payment of the principal of, and any premium and interest on, the First Fidelity subordinated debt securities on or after the due dates, and to institute suit for the enforcement of any payment. (Section 508).

 Consolidation, Merger and Sale of Assets. First Union may not consolidate with or merge into any other corporation, or transfer its properties and assets substantially as an entirety to any person, unless, among other things:

       o the corporation formed by the consolidation or into which First Union is merged, or the person to which the properties and assets of

         First Union are transferred, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture the payment of the principal of, and any premium and interest on, the First Fidelity subordinated debt securities and the performance of the other covenants of First Union under the indenture; and

       o immediately after giving effect to the transaction, no Default, and no event which, after notice or lapse of time or both, would become a Default, has occurred and is continuing.

(Section 801).

       Restriction on Sale or Issuance of Stock of Major Subsidiary Banks. First Union may not, and may not permit any subsidiary to, sell, assign, pledge, transfer or otherwise dispose of any shares of capital stock, or any securities convertible into shares of Capital Stock (as defined in the indenture), of any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of any Major Subsidiary Bank and may not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank to issue any shares of its Capital Stock or any securities convertible into shares of its Capital Stock, except for issuances, sales, assignments, pledges, transfers or other dispositions which:

       o are for the purpose of qualifying a person to serve as a director;

       o are for fair market value, as determined by First Union's Board of Directors, and, after giving effect to the disposition and to any potential dilution, First Union owns, directly or indirectly, not less than 80 percent of the shares of each class of Voting Stock (as defined in the indenture) of the Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of Capital Stock of the Major Subsidiary Bank;

       o are made (a) in compliance with an order of a court or regulatory authority of competent jurisdiction, or (b) in compliance with a condition imposed by any court or authority permitting the acquisition by First Union, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a company such as First Union or its subsidiary to engage in, or (c) in compliance with an undertaking made to the authority in connection with an acquisition, as long as in the case of clauses (b) and (c), the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75 percent of the assets of the Major Subsidiary Bank or the subsidiary owning, directly or indirectly, any shares of Capital Stock of a Major Subsidiary Bank and its consolidated subsidiaries on the date of acquisition; or

          o are made to First Union or any wholly-owned subsidiary.

(Section 1007).

       Restriction on Merger by or Sale of Assets of Major Subsidiary Banks. First Union may not permit any Major Subsidiary Bank to merge into or consolidate with, or lease, sell or transfer all or substantially all of its properties and assets to, any other corporation except First Union or a corporation or person which is or upon consummation of the transaction will be a subsidiary, not less than 80 percent of the Voting Stock of which is owned, directly or indirectly, by First Union. This covenant contains an exception comparable to the third exception described in previous paragraph. (Section
1008).

       Subordination. The payment of the principal of, and any premium and interest on, First Fidelity subordinated debt securities is subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of First Union. As a result of an amendment to the indenture on June 14, 1993, there are significant differences between the rights of holders of the First Fidelity 6.80% Subordinated Notes and the holders of the First Fidelity 9 5/8% Subordinated Notes. In certain events of insolvency, the payment of the principal of, and any premium and interest on, the First Fidelity 6.80% Subordinated Notes is also be subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below) of First Union.


       Upon


       o any payment or distribution of assets to creditors upon liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of First Union, or

       o the acceleration of the maturity of any First Fidelity subordinated debt securities,

the holders of all Senior Indebtedness are first entitled to receive payment in full of all amounts due or to become due before the holders of First Fidelity subordinated debt securities are entitled to receive any payment in respect of the principal of, or any premium or interest on, First Fidelity subordinated debt securities. No payments of principal or any premium or interest in respect of First Fidelity subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders to accelerate the maturity, or if any judicial proceeding is pending with respect to any such default. (Article Thirteen).

       "Senior Indebtedness" is defined in the indenture as the principal of, and any premium and interest on:

       o all indebtedness of First Union, including indebtedness of others guaranteed by First Union but excluding the First Fidelity subordinated debt securities, whether previously outstanding or subsequently created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

       o obligations of First Union as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which First Union is a party; and

       o amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation,

unless the instrument creating or evidencing the indebtedness or obligation or under which it is outstanding provides that the indebtedness or obligation is not superior in right of payment to First Fidelity subordinated debt securities. (Section 101).

       The indenture does not limit or prohibit the incurrence of Senior Indebtedness or Other Financial Obligations, which may include indebtedness that is senior to the First Fidelity subordinated debt securities but subordinate to other obligations of First Union.

       Subordination Provisions Specific to First Fidelity 6.80% Subordinated Notes. If upon any payment or distribution of assets to creditors there remains, after giving effect to the subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the First Fidelity 6.80% Subordinated Notes ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of the Other Financial Obligations, then the Excess Proceeds must first be applied to pay in full all Other Financial Obligations before any payment or distribution may be made in respect of the First Fidelity 6.80% Subordinated Notes.

       As a result of the obligation of the holders of First Fidelity 6.80% Subordinated Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of the insolvency of First Union, holders of the First Fidelity 9 5/8% Subordinated Notes may recover less, proportionally, than Entitled Persons and may recover more, proportionally, than the holders of the First Fidelity 6.80% Subordinated Notes. First Union's obligations under the First Fidelity subordinated debt securities rank equally in right of payment with each other, subject to the obligations of the holders of the First Fidelity 6.80% Subordinated Notes to pay over any Excess Proceeds.

       The indenture permits, at any time, the modification or elimination of the rights of Entitled Persons in respect of Other Financial Obligations described above without the consent of any Entitled Persons in respect of Other Financial Obligations.

       "Other Financial Obligations" is defined with respect to the First Fidelity 6.80% Subordinated Notes as:

       o obligations of First Union under direct credit substitutes;

       o obligations of, or guaranteed by, First Union for purchased money or funds;

       o any deferred obligation of, or guaranteed by, First Union incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection with such transaction; and

       o all obligations of First Union to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments and (c) similar financial instruments.

However, Other Financial Obligations do not include:

       o obligations on account of Senior Indebtedness, and

       o obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the First Fidelity subordinated debt securities.

       "Entitled Persons" is defined in the indenture as any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101).

       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness, and $5 billion aggregate principal amount of indebtedness that qualified as Other Financial Obligations, under the indenture. First Union expects additional indebtedness and to incur other obligations that may constitute Senior Indebtedness or other Financial Obligations under the indenture.



   Defeasance under the First Fidelity Subordinated Indenture


       The First Fidelity 9 5/8% Subordinated Notes provide that First Union may discharge its indebtedness and its obligations or certain of its obligations with respect to such series by depositing funds or Government Obligations (as defined below) with the trustee as described below. The First Fidelity 6.80% Subordinated Notes are not subject to the following defeasance provisions. The term "Government Obligations" means United States government securities or securities of government agencies backed by the full faith and credit of such government.

       Defeasance and Discharge. If so specified with respect to any series, the indenture may no longer be of any effect with respect to that series, except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust, and First Union may be deemed to have satisfied and discharged the indenture with respect to that series, under the following circumstances: First Union must deposit with the trustee irrevocably in trust, money or Government Obligations in an amount sufficient to pay and discharge:

       o all principal of, and any premium and interest on, the debt securities of that series on the maturity of such principal, premium or interest, or on the redemption date, if applicable, and

       o any sinking fund payments or analogous payments applicable to the debt securities of that series on the day on which such payments are due and payable.

A trust may only be established if, among other things:

       o First Union delivers to the trustee an opinion of counsel stating that First Union has received from, or there has been published by, the United States Internal Revenue Service a ruling which in the opinion of counsel establishes that, or stating that counsel has otherwise determined that, the holders of debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to Federal income tax in the same amount, manner and times as would have been the case if the deposit, defeasance and discharge had not occurred; and

       o if the debt securities of that series are listed on any domestic or foreign securities exchange, First Union delivers to the trustee an opinion of counsel stating that such deposit, defeasance and discharge will not cause the debt securities to be delisted.

(Section 403). In the event of any defeasance, holders of debt securities of the applicable series would be able to look only to the trust fund for payment of principal and any premium and interest on their debt securities.

       Defeasance of Certain Obligations. If so specified with respect to any series, First Union may omit to comply with the restrictive covenants described under "Restriction on Sale or Issuance of Stock of Major Subsidiary Banks and Subsidiaries Owning Major Subsidiary Banks" and "Restriction on Merger by or Sale of Assets of Major Subsidiary Banks" above, and any omission will not be an Event of Default with respect to the debt securities of that series under the indenture if: First Union deposits with the trustee, irrevocably in trust, money or Government Obligations in an amount sufficient to pay and discharge:

       o all principal of, and any premium and interest on, the debt securities of that series on the maturity of the principal, premium or interest, or on the redemption date, if applicable, and

       o any sinking fund payments or analogous payments applicable to the debt securities of that series on the day on which the payments are due and payable.

Such a trust may be established only if, among other things:

       o First Union delivers to the trustee an opinion of counsel stating that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax in the same amount, manner and times as would have been the case if the deposit and defeasance had not occurred; and

       o if the debt securities of that series are listed on any domestic or foreign securities exchange, First Union delivers to the trustee an opinion of counsel stating that the deposit and defeasance will not cause the debt securities to be delisted.

The obligations of First Union under the indenture and the debt securities of that series other than with respect to the specified covenants shall remain in full force and effect. (Section 1011).

       If First Union exercises its option to omit compliance with the specified covenants with respect to the debt securities of any series and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration of maturity resulting from the Event of Default. First Union will in any event remain liable for these payments. (Section 1011).

       Effect of Defeasance. If First Union exercises its option to defease and discharge the First Fidelity subordinated debt securities of any series, payment of the debt securities of that series may not be accelerated because of an Event of Default. If First Union exercises its option to defease obligations with respect to the First Fidelity subordinated debt securities of any series, payment of the debt securities of that series may not be accelerated upon the failure of First Union to comply with the covenants described under "Restriction on Sale or Issuance of Stock of Major Subsidiary Banks and Subsidiaries Owning Major Subsidiary Banks" and "Restriction on Merger by or Sale of Assets of Major Subsidiary Banks" above. The subordination provisions described under "Subordination", above are subject to the provisions for defeasance and discharge and defeasance of obligations described above. Upon the defeasance and discharge or defeasance of obligations with respect to debt securities of any series, the debt securities of that series would cease to be subordinated.

       Substitution of Collateral. If specified with respect to the First Fidelity subordinated debt securities of any series, First Union will be permitted at any time to withdraw any Government Obligations deposited pursuant to the defeasance provisions, as long as First Union deposits in substitution money and/or Government Obligations which would be sufficient to satisfy First Union's payment obligations in respect of the debt securities of that series. (Section 402).

Dominion Subordinated Capital Notes




       First Union acquired Dominion Bankshares Corporation on March 1, 1993, by merging Dominion, a wholly-owned subsidiary of First Union. On July 31, 1997, this subsidiary merged into First Union.

       The Dominion 9 5/8% Subordinated Capital Notes due June 15, 1999 were issued on June 24, 1987 and will mature on June 15, 1999. The Dominion Subordinated Capital Notes were issued under a subordinated indenture, dated June 24, 1987, between Dominion and First Trust of New York, N.A., as trustee, as successor to Morgan Guaranty Trust Company of New York.

       The Dominion Subordinated Capital Notes bear interest at the rate of 9 5/8% per year, payable semiannually on June 15 and December 15 each year to the registered holders at the close of business on the preceding June 1 or December 1. The Dominion Subordinated Capital Notes are limited to $75 million aggregate principal amount.

       The Dominion Subordinated Capital Notes have been issued in registered form only, without coupons. Principal and interest on the Dominion Subordinated Capital Notes will be payable, and the Dominion Subordinated Capital Notes will be transferable, at the corporate trust office maintained by the trustee in the Borough of Manhattan, The City of New York and at the office of First Union National Bank in Roanoke, Virginia. However, First Union may make payments of interest by check mailed to the person entitled to the interest.



     Dominion Subordinated Indenture


       Redemption upon Certain Events Relating to Federal Income Taxes. The Dominion Subordinated Capital Notes may not be redeemed prior to maturity, except under the following circumstances. The Dominion Subordinated Capital Notes may be redeemed at any time if First Union determines in good faith that it is not, or there is a substantial probability that it will not be, allowed to deduct payments of interest to holders because of:

       o any change in or amendment to, or officially proposed change in or amendment to, the laws or any regulations or rulings of the United States or any change in, or officially proposed change in, operation or official interpretation of such laws, rulings or regulations;

       o any action taken by a taxing authority of the United States which is generally applied or which is taken with respect to First Union;

       o a decision rendered by a court of competent jurisdiction in the United States, whether or not such decision was rendered with respect to First Union; or

       o a technical advice memorandum or published ruling issued by the United States Internal Revenue Service relating to obligations substantially similar to the Dominion Subordinated Capital Notes.

Any redemption of the Dominion Subordinated Capital Notes must be made in whole and not in part. The redemption price must be equal to 100 percent of the principal amount of the Dominion Subordinated Capital Notes, together with accrued interest to the redemption date. Not less than 30 days' written notice mailed to the holders must be given. Before the mailing of any notice of redemption, First Union must deliver to the trustee an opinion of counsel stating that the conditions to redemption have occurred. (Section 201 and Article Eleven).

       Events of Default and Limited Rights of Acceleration. The indenture defines an "Event of Default" as events involving the bankruptcy, insolvency or reorganization of First Union. (Section 501). If at any time before the payment of the principal of the Dominion Subordinated Capital Notes an Event of Default occurs and is continuing, either the trustee or the holders of at least 25 percent in principal amount of the Dominion Subordinated Capital Notes may declare the principal amount of all the Dominion Subordinated Capital Notes to be due and payable immediately. (Section 502). Enforcement of this right would, in the event of the bankruptcy or insolvency of First Union, be subject to the broad equity powers of a Federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Dominion Subordinated Capital Notes. At any time after a declaration of acceleration is made but before a judgment or decree based on acceleration is obtained, the holders of a majority in principal amount of Dominion Subordinated Capital Notes may, in some circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults see "Modification and Waiver", below.

       There is no right of acceleration of the payment of principal of the Dominion Subordinated Capital Notes upon a default in the payment of principal or interest or in the performance of any covenant or agreement. The indenture defines a "Default" as being:

       o failure to pay any interest on any Dominion Subordinated Capital Notes when due, whether or not payment is prohibited by the subordination provisions of the indenture,

       o failure to pay principal on any Dominion Subordinated Capital Notes when due, whether or not payment is prohibited by the subordination provisions of the indenture, or

       o failure to perform any other covenant if continued for 30 days after written notice is given as provided in the indenture.

If a Default occurs and is continuing, the trustee may, subject to some limitations and conditions, seek to enforce payment of principal or accrued interest or the performance of the covenant or agreement. (Section 503).

       Modification and Waiver. Modifications and amendments of the indenture may be made by First Union and with the consent of the holders of a majority in principal amount of the Dominion Subordinated Capital Notes. However, no modification or amendment may, without the consent of the holders of all Dominion Subordinated Capital Notes affected:

       o change the stated maturity date of the principal of, or any installment of interest on, any Dominion Subordinated Capital Note;

       o reduce the principal amount of, or rate of interest on, any Dominion Subordinated Capital Note;

       o change the place or currency of payment of principal of, or interest on, any Dominion Subordinated Capital Note;

       o impair the right to institute suit for the enforcement of any payment on or with respect to any Dominion Subordinated Capital Note;

       o modify the subordination provisions in a manner adverse to the holders of Dominion Subordinated Capital Notes; or

       o reduce the percentage in principal amount of Dominion Subordinated Capital Notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance or of defaults.

(Section 902).

       The holders of a majority in principal amount of the Dominion Subordinated Capital Notes may, on behalf of all holders, waive:

       o compliance by First Union with restrictive provisions of the indenture, and

       o any past default under the indenture, except a default in the payment of principal or interest or a default in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder affected.

(Sections 1008 and 513).

       Consolidation, Merger and Sale of Assets. First Union may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless, among other things:

       o the corporation formed by the consolidation or into which First Union is merged, or the person to which the properties and assets of First Union are so transferred, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia and expressly assumes the payment of the principal of and interest on the Dominion Subordinated Capital Notes and the performance of the other covenants of First Union under the indenture; and

       o immediately after giving effect to the transaction, no Event of Default or Default and no event which, after notice or lapse of time or both, would become an Event of Default or Default, has occurred and is continuing.

(Section 801).

       Restriction on Sale or Issuance of Capital Stock of Major Constituent Bank. The indenture prohibits:

       o the issuance, sale or other disposition of shares of, or securities convertible into, Voting Stock (as defined in the indenture) of a Major Constituent Bank (as defined below),

       o the merger or consolidation of any Major Constituent Bank with or into any other corporation, and

       o the sale or other disposition of all or substantially all of the assets of any Major Constituent Bank,

if, after giving effect to the transaction and to the issuance of the maximum number of shares of Voting Stock issuable upon the conversion of all such convertible securities, First Union would own, directly or indirectly, 80 percent or less of the shares of Voting Stock of such Major Constituent Bank, its successor in merger or consolidation or the person that acquires all or substantially all of its assets. However, this covenant will not prohibit sales or other dispositions:

       o made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by such court or authority to the receipt of the order or to the acquisition by First Union, directly or indirectly, of any other banking institution or entity the activities of which are legally permissible for a bank holding company or its subsidiary to engage in; or

       o if the Major Constituent Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and interest on the Dominion Subordinated Capital Notes.

(Section 1006).

       "Major Constituent Bank" is defined in the indenture as any banking subsidiary of First Union whose consolidated banking assets constitute 30 percent or more of First Union's consolidated banking assets. As of the date of this prospectus, the term Major Constituent Bank includes First Union National Bank.

       Control by Holders. Subject to the duties of the trustee under the indenture, if an Event of Default or Default occurs and is continuing, the trustee under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Dominion Subordinated Capital Notes unless the holders offer reasonable indemnity to the trustee. (Section 603). Subject to these indemnification provisions, the holders of a majority in principal amount of the Dominion Subordinated Capital Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, as long as this direction is not in conflict with any rule of law or with the indenture, and the trustee determines that the proceeding will not involve it in any personal liability. The trustee may take any other action which it deems proper and which is not inconsistent with the direction.

(Section 512).

       No holder of any Dominion Subordinated Capital Note will have the right to institute any proceeding with respect to, or for any remedy under, the indenture unless

       o the holder gives to the trustee written notice of a continuing Event of Default or Default;

       o the holders of at least 25 percent in principal amount of the Dominion Subordinated Capital Notes request the trustee in writing to institute a proceeding as trustee;

       o the holder or holders offer the trustee reasonable indemnity;

       o the trustee does not receive from the holders of a majority in principal amount of the Dominion Subordinated Capital Notes any direction inconsistent with the request, and

       o the trustee fails to institute the proceeding within 60 days.

(Section 507). However, these limitations do not apply to a suit instituted by a holder of a Dominion Subordinated Capital Note for payment of the principal of or interest on the Dominion Subordinated Capital Note on or after the respective due dates. (Section 508).

       Reports by First Union. First Union is required to furnish to the trustee annually a statement as to the performance by First Union of its obligations under the indenture and as to any default in its performance. (Section 1007).

       Subordination. The obligations of First Union to make any payment on account of the principal of and interest on the Dominion Subordinated Capital Notes are subordinate and junior in right of payment to First Union's obligations to the holders of Senior Indebtedness (as defined below). (Section
1201).

       "Senior Indebtedness" is defined in the indenture as the principal of, and any premium and interest on, all "indebtedness for money borrowed" by First Union, whether previously outstanding or subsequently created, assumed or incurred, except the Dominion Subordinated Capital Notes, First Union's guaranty of a 6 3/4% Note due 2001 issued by Dominion Bankshares Properties, Inc., any indebtedness that is expressly stated to rank equally in right of payment with the Dominion Subordinated Capital Notes, and any deferral, renewals or extensions of any of these. The term "indebtedness for money borrowed" is defined in the indenture to mean any obligation of, or any obligation guaranteed by, First Union for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of or guaranteed by First Union for the payment of the purchase price of property or assets. (Article Twelve).

       No payment on account of principal or interest on the Dominion Subordinated Capital Notes may be made unless full payment of amounts due for principal of, and any premium, sinking funds, and interest on, Senior Indebtedness of First Union is made or duly provided for in accordance with its terms and, at the time of the payment or immediately after giving effect to it, there does not exist with respect to any Senior Indebtedness of First Union an event of default permitting the holders or a trustee on behalf of the holders to accelerate maturity, written notice of which has been given to the trustee, and the event of default has not been cured or waived. (Section
1202). Upon any distribution of the assets of First Union upon dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, the holder of Senior Indebtedness is entitled to receive payment in full of principal and any premium and interest before any payment is made on the Dominion Subordinated Capital Notes. Subject to the payment in full of all Senior Indebtedness, the holders of Dominion Subordinated Capital Notes are subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of First Union applicable to Senior Indebtedness until the Dominion Subordinated Capital Notes are paid in full.

       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the indenture. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the indenture.


     Certain Federal Income Tax Consequences

       The United States Internal Revenue Service has issued Revenue Ruling 85-119 stating that "mandatory convertible debt" issued by a bank holding company under the circumstances described in the ruling is debt of the bank holding company for federal income tax purposes. The Dominion Subordinated Capital Notes are substantially similar to the mandatory convertible debt described in the ruling and under current cases, regulations and rulings, should represent debt of First Union with the result that interest payable on the Dominion Subordinated Capital Notes should be taxable as interest rather than dividends for federal income tax purposes. However, revenue rulings may be relied upon as precedent only as to the specific fact pattern of the ruling, and the Dominion Subordinated Capital Notes are not identical to the mandatory convertible debt described in the ruling.

       A holder's basis in such Dominion Subordinated Capital Note will generally be equal to the amount paid for the Dominion Subordinated Capital Note. Upon the sale, redemption, or retirement of the Dominion Subordinated Capital Note, gain or loss will be recognized for federal income tax purposes equal to the difference between the amount realized on the sale, redemption or retirement and the holder's tax basis in the Dominion Subordinated Capital Note, except that consideration for accrued interest which has not been taxed as income to the holder will generally result in interest income to the holder equal to the fair market value of the consideration.

       The tax effects of the purchase of the Dominion Subordinated Capital Notes under state and local tax laws may vary. In addition, the discussion of Federal income tax consequences above is a summary of general information. Therefore, purchasers are advised to consult their own tax advisors with respect to Federal, state, and local income tax effects. Purchasers of Dominion Subordinated Capital Notes who are nonresident alien individuals, foreign corporations, or other non-United States persons should also consult their own advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the Dominion Subordinated Capital Notes.


Meridian 7 7/8% Subordinated Debentures



       The Meridian 7 7/8% Subordinated Debentures due July 15, 2002 were issued under a subordinated indenture, dated as of March 9, 1992, between Meridian and The First National Bank of Chicago, as subordinated trustee.

       The Meridian 7 7/8% Subordinated Debentures were issued on July 22, 1992 and will mature on July 15, 2002. The Meridian 7 7/8% Subordinated Debentures bear interest at the rate of 7 7/8% per year, payable semiannually on January 15 and July 15 each year to the registered holders at the close of business on the preceding January 1 or July 1. The Meridian 7 7/8% Subordinated Debentures are limited to $100 million aggregate principal amount.



     Meridian Subordinated Indenture


       Except as expressly limited to the Meridian senior indenture, the description of the Meridian indentures included in "Summary of Assumed Senior Debt Securities -- Meridian 6 5/8% Senior Notes; Meridian Indentures" applies to the Meridian subordinated indenture as well. The following is a description of some additional provisions of the Meridian subordinated indenture.

       Acceleration. The Meridian subordinated indenture does not permit acceleration of the payment of principal of the Meridian 7 7/8% Subordinated Debentures upon the occurrence of an "Event of Default" described in the first three bullet points of the first paragraph under "Summary of Assumed Senior Debt Securities -- Meridian 6 5/8% Senior Notes; Meridian Indentures; Events of Default; Acceleration; Waiver," above. (Section 501). The Meridian subordinated indenture provides that if any Event of Default under the fourth bullet point of such paragraph occurs and is continuing with respect to the Meridian 7 7/8% Subordinated Debentures, then either the Meridian subordinated trustee or the holders of not less than 25 percent in principal amount of the Meridian 7 7/8% Subordinated Debentures may declare the principal amount of all of the Meridian 7 7/8% Subordinated Debentures to be due and payable immediately.

       Subordination. The Meridian 7 7/8% Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below). (Section 101). "Senior Indebtedness" is defined in the Meridian subordinated indenture as any obligation of First Union to its creditors, whether previously outstanding or subsequently incurred, except:

       o any obligation as to which, in the instrument creating or evidencing the obligation or under which it is outstanding, it is provided that the obligation is not Senior Indebtedness, and

       o subordinated debt securities issued under the Meridian Subordinated Indenture.

       If First Union defaults in the payment of any principal of or interest on any Senior Indebtedness when due and payable, then, unless and until such default is cured or waived or ceases to exist, no direct or indirect payment may be made on account of the principal of or interest on the Meridian 7 7/8% Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Meridian 7 7/8% Subordinated Debentures. If events of bankruptcy, insolvency or reorganization of First Union occur, all Senior Indebtedness must first be paid in full before any payment or distribution may be made to any holder of any of the Meridian 7 7/8% Subordinated Debentures. (Section 1301).

       As of December 31, 1998, First Union had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the Meridian subordinated indenture. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the Meridian subordinated indenture.

         DESCRIPTION OF THE MONEY STORE DEBT SECURITIES AND GUARANTEES


     First Union acquired The Money Store on June 30, 1998. The Money Store continues to operate as a wholly-owned subsidiary of First Union. Under supplements to The Money Store indentures, First Union has guaranteed the payment of the obligations on The Money Store Debt Securities as described under " -- The Guarantees" below.

     The following descriptions of the terms of the particular The Money Store debt securities and the Guarantees are only summaries. These descriptions are not complete and are qualified in their entirety by reference to The Money Store indentures, The Money Store debt securities and the Guarantees.





Series                                     Issue Dates        Interest Payment Dates      Regular Record Dates
------------------------------------   ------------------   -------------------------   -----------------------
8.05% Senior Notes of The
  Money Store due April 15,
  2002 .............................   April 15, 1997       April 15 and October 15     April 1 and October 1
8.375% Senior Notes The Money
  Store due April 15, 2004 .........   April 15, 1997       April 15 and October 15     April 1 and October 1
7.30% Subordinated Notes of The
  Money Store due December 1,
  2002 .............................   December 1, 1997     June 1 and December 1       May 15 and November 15
7.95% Subordinated Notes of The
  Money Store due December 1,
  2007 .............................   December 1, 2007     June 1 and December 1       May 15 and November 15

The Money Store Senior Notes



       The Money Store senior debt securities were issued under a senior indenture, dated as of April 15, 1997 between The Money Store and The Chase Manhattan Bank, as trustee. Under a supplemental indenture, dated June 30, 1998, First Union has guaranteed the payment of the obligations of The Money Store under The Money Store senior debt securities. See " -- The Guarantees", below.


     The Money Store 8.05% Senior Notes

       The Money Store 8.05% Notes due April 15, 2002 were issued on April 15, 1997 and will mature on April 15, 2002. The Money Store 8.05% Senior Notes bear interest at the rate of 8.05% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The Money Store 8.05% Senior Notes are limited to $175 million aggregate principal amount.


     The Money Store 8.375% Senior Notes

       The Money Store 8.375% Notes due April 15, 2004 were issued on April 15, 1997 and will mature on April 15, 2004. The Money Store 8.375% Senior Notes bear interest at the rate of 8.375% per year, payable semiannually on April 15 and October 15 of each year to the registered holders at the close of business on the preceding April 1 or October 1. The Money Store 8.375% Senior Notes are limited to $125 million aggregate principal amount.


     The Money Store Indentures

       The following description of the terms of The Money Store indentures applies to The Money Store senior indenture and, except as expressly limited to The Money Store senior indenture, also applies to The Money Store subordinated indenture.

       Discharge, Legal Defeasance and Covenant Defeasance. The applicable indenture with respect to The Money Store debt securities of any series may be discharged when:

       o either all debt securities of that series have been delivered to the applicable trustee for cancellation, or all debt securities of that series not delivered have become due and payable, or will become due and payable at their maturity within one year, and The Money Store irrevocably deposits with the applicable trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities for principal and any premium or interest to the date of such deposit or to the maturity, as the case may be; but, if a petition for relief under the applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to The Money Store within 91 days after the deposit and the applicable trustee is required to return the deposited money to The Money Store, the obligations of The Money Store under the applicable indenture with respect to such debt securities will not be deemed terminated or discharged;

       o The Money Store pays all other sums payable by it under the applicable indenture;

       o The Money Store delivers to the applicable trustee an officers' certificate and an opinion of counsel each stating that all conditions relating to satisfaction and discharge with respect to the applicable series have been complied with; and

       o The Money Store delivers to the applicable trustee an opinion of counsel or a ruling of the United States Internal Revenue Service stating that the deposit and discharge will not cause the holders of The Money Store debt securities of that series to recognize income, gain or loss for Federal income tax purposes.

(Section 4.01).

       If provision is made for the defeasance of the debt securities of any series, and if The Money Store debt securities of that series are registered securities and denominated and payable only in United States dollars, then the provisions of the applicable indenture relating to defeasance will apply to The Money Store debt securities of that series. (Section 15.01).

       At its option, The Money Store either:

       o may be deemed to have been Discharged (as defined below) from its obligations with respect to The Money Store debt securities of any series ("legal defeasance option"), or

       o may no longer be required to comply with any obligation in the applicable indenture, including any covenants applicable to The

          Money Store debt securities which are subject to covenant defeasance ("covenant defeasance option")

at any time after the following conditions have been satisfied:

       o The Money Store deposits irrevocably with the applicable trustee as trust funds in trust for such purpose money and/or U.S. Government Obligations (as defined below) in an amount sufficient to pay and discharge each installment of principal of and any premium or interest on, The Money Store debt securities of the applicable series on the dates that they are due;

       o this deposit does not cause the applicable trustee to have a conflicting interest with respect to The Money Store debt securities of any series;

       o this deposit does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instruction to which The Money Store is a party or by which it is bound;

       o if The Money Store debt securities of the applicable series are listed on any national securities exchange, The Money Store delivers to the applicable trustee an opinion of counsel or a letter or other document from such exchange stating that The Money Store's exercise of its legal defeasance option or covenant defeasance option would not cause the debt securities to be delisted;

       o no Event of Default (as defined below) or event which, with notice or lapse of time or both, would become an Event of Default with respect to The Money Store debt securities of the applicable series occurs and is continuing and, with respect to the legal defeasance option only, no Event of Default under the provisions of the applicable indenture relating to bankruptcy or insolvency or event which, with the giving of notice or lapse of time or both, would become an Event of Default under the bankruptcy or insolvency provisions occurs and is continuing on the 91st day after such date; and

       o The Money Store delivers to the applicable trustee the additional opinions, officers' certificates and other documents specified in the applicable indenture, including an opinion of counsel or a ruling of the United States Internal Revenue Service stating that the deposit, defeasance or Discharge will not cause the holders of The Money Store debt securities of the applicable series to recognize income, gain or loss for Federal income tax purposes.

Nevertheless, if The Money Store exercises its covenant defeasance option and an Event of Default under the provisions of The Money Store indentures relating to bankruptcy or insolvency, or event which, with the giving of notice or lapse of time or both, would become an Event of Default under the bankruptcy or insolvency provisions occurs and is continuing on the 91st day after the date of the deposit, the obligations of The Money Store referred to under the definition of covenant defeasance option with respect to the applicable debt securities will be reinstated in full. (Section 15.02).

       "Discharged" means that The Money Store is deemed to have paid and discharged the entire indebtedness represented by, and obligations under, debt securities of the applicable series and to have satisfied all the obligations under the applicable indenture relating to the debt securities of that series, except:

       o the right of holders to receive, from the trust fund described above, payment of the principal of, and any premium and interest on, such debt securities when such payments are due;

       o The Money Store's obligations relating to exchanges, transfers and replacement of The Money Store debt securities, the maintenance of an office or agency and the defeasance trust fund, the provisions relating to compensation and reimbursement of the applicable trustee; and

       o the rights, powers, trusts, duties and immunities of the applicable trustee.

(Section 15.02).

       "U.S. Government Obligations" means securities that are direct obligations of the United States for the timely payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which unconditionally guaranteed as a full faith and credit obligation by the United States, which in either case are not callable or redeemable at the option of the issuer, and also includes depository receipts issued by a bank or trust company as custodian with respect to any U.S. Government Obligation or a specific payment of interest on or principal of any U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, as long as, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by the depository receipt. (Section 15.02).

       Events of Default. An "Event of Default" with respect to The Money Store debt securities of any series means any one of the following events:

       o default in the payment of any interest upon any debt security of the applicable series when it becomes due and payable, and continuance of the default for a period of 30 days;

       o default in the payment of the principal of, and any premium on, any debt security of that series at its maturity;

       o default in the deposit of any sinking fund payment when due by the terms of the debt securities of the applicable series;

       o default or breach of any covenant or warranty in the applicable indenture, other than a covenant or warranty whose default or breach is specifically dealt with in the applicable indenture or which expressly has been included solely for the benefit of debt securities of a different series, and continuance of the default or breach for a period of 60 days after there has been given to The Money Store by the applicable trustee, or to The Money Store and the applicable trustee by the holders of at least 25 percent in principal amount of the debt securities of the applicable series, written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

       o events of bankruptcy, insolvency or reorganization with respect to The Money Store; or

       o any other Event of Default with respect to the debt securities of the applicable series.

(Section 5.01).

       Acceleration. If an Event of Default with respect to The Money Store debt securities of any series occurs and is continuing, then the applicable trustee or the holders of not less than 25 percent in principal amount of the debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to The Money Store, and to the applicable trustee, if given by holders. Upon declaration of acceleration, the principal amount, plus accrued and unpaid interest and any premium, will become immediately due and payable. Upon payment of this amount, all obligations of The Money Store in respect of the payment of principal of the debt securities of that series will terminate. (Section 5.02).


       At any time after a declaration of acceleration is made and before a judgment or decree for payment of the money due is obtained, the holders of a majority in principal amount of the debt securities of the applicable series may, by written notice to The Money Store and the applicable trustee, rescind and annul the declaration and its consequences if (1) The Money Store pays or deposits with the applicable trustee a sum sufficient to pay:

       o all overdue installments of interest on all The Money Store debt securities;

       o the principal of, and any premium on, any debt securities of the applicable series which have become due other than by that declaration of acceleration, and interest at the prescribed rates;

       o to the extent that payment of this interest is lawful, interest on overdue installments of interest on each debt security of the applicable series at the prescribed rates; and

       o all sums paid or advanced by the applicable trustee and the reasonable compensation, expenses, disbursements and advances of the applicable Trustee, its agents and counsel;

and (2) all Events of Default with respect to debt securities of the applicable series, other than the nonpayment of the principal of the debt securities of that series which has become due solely by such declaration of acceleration, are cured or waived. No rescission, annullment or waiver will affect any subsequent default or impair any rights resulting from any subsequent default. (Section 5.02).

       Reports by The Money Store. The Money Store must file with each trustee, annually, an officers' certificate as to The Money Store's compliance with all conditions and covenants under the applicable indenture. (Section 12.02). Each trustee may withhold notice to the holders of a series of The Money Store debt securities of any default, except payment defaults on the debt securities, if it considers such withholding to be in the interest of the holders to do so. (Section 6.02).

       Control by Holders. If an Event of Default occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of the applicable debt securities, unless the holders offer the applicable trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 5.07). Subject to these indemnification provisions, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series as long as such direction does not conflict with law or with the applicable indenture. (Section 5.12).

       Modification or Waiver. Without prior notice to or consent of any holders, The Money Store and the applicable trustee may modify the applicable indenture for any of the following purposes:

       o to provide for the succession of another corporation to the rights of The Money Store and the assumption by the successor of the covenants and obligations of The Money Store in the applicable indenture and in the debt securities issued under that indenture;

       o to add to the covenants of The Money Store for the benefit of the holders of all or any series of The Money Store debt securities, or to surrender any right or power conferred in the applicable indenture upon The Money Store;

       o to add any additional Events of Default with respect to all or any series of The Money Store debt securities;

       o to add or change any of the provisions of the applicable indenture in order to permit or facilitate the issuance of debt securities of any series in bearer form, or to permit the issuance of debt securities of any series in uncertificated form, as long as these actions do not adversely affect the interests of the holders of The Money Store debt securities of any series in any material respect;

       o to change or eliminate any of the provisions of the applicable indenture, as long as the change or elimination becomes effective only when there is no debt security outstanding which is entitled to the benefit of that provision and as to which the modification would apply;

       o to secure the debt securities;

       o to supplement any of the provisions of the applicable indenture in order to permit or facilitate the defeasance and discharge of any series of debt securities, as long as these actions do not adversely affect the interests of the holders of the debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

       o to establish the form or terms of The Money Store debt securities;

       o to provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture in order to provide for or facilitate the administration of the trusts by more than one trustee;

       o to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision, to eliminate any conflict between the terms of the applicable indenture and the debt securities or to make any other provisions with respect to matters or questions arising under the applicable indenture which will not be inconsistent with any provision of the applicable indenture, as long as the new provisions do not adversely affect the interests of the holders of the outstanding debt securities of any series created under that indenture prior to the modification in any material respect.

(Section 11.01).

       With the written consent of the holders of at least a majority in principal amount of The Money Store debt securities of each series affected voting separately, The Money Store and the applicable trustee may modify the applicable indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of the holders of The Money Store debt securities. However, no such modification may, without the consent of the holder of each debt security affected:

       o change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount or the interest or any premium payable upon redemption, or change the maturity of, or change the currency or currencies in which the principal and any premium or interest is denominated or payable, or adversely affect the right of repayment or repurchase, if any, at the option of the holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or limit the obligation of The Money Store to maintain a paying agency outside the United States for payments on bearer securities;

       o reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is required for any modification, or waiver of compliance or of defaults or Events of Default and their consequences; or

       o with a few exceptions modify any of the provisions of the applicable indenture relating to modifications and waivers of defaults and covenants, except to increase the percentage or to provide that other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security of each series affected.

(Section 11.02).

       A modification which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of The Money Store debt securities, or which modifies the rights of the holders of The Money Store debt securities with respect to any covenant or other provision, is deemed not to affect the rights under such indenture of the holders of The Money Store debt securities of any other series. (Section 11.02).

       The holders of at least a majority in principal amount of The Money Store debt securities of any series may on behalf of all holders of that series waive, by notice to the applicable trustee and The Money Store, any past default or Event of Default under the applicable indenture with respect to that series and its consequences, except a default:

       o in the payment of the principal of, or any premium or interest on, any debt security, or in the payment of any sinking fund installment or analogous obligation, or

       o in respect of a convenant or provision which cannot be modified or amended without the consent of the holder of each debt security of that series affected.

Upon any waiver, the applicable default will cease to exist, and any resulting Event of Default will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or Event of Default or impair any rights resulting from any subsequent or other default or Event of Default. (Section 5.13).

       The Money Store may omit to comply with some covenants, including the covenants relating to the maintenance by The Money Store of its existence, rights and franchises, if before the time for compliance the holders of at least a majority in principal amount of debt securities of any series either waive compliance in that instance or generally waive compliance with the applicable provisions. However, no waiver may extend to or affect any term, provision or condition except to the extent waived, and, until the waiver becomes effective, the obligations of The Money Store and the duties of the applicable trustee in respect of the applicable provision will remain in full force and effect. (Section 12.09).

       Limitation upon Merger or Consolidation. The Money Store senior indenture provides that The Money Store may not consolidate with or merge into any other corporation, or convey all or substantially all of its assets as an entirety to any person, unless:

       o the corporation formed by the consolidation or into which The Money Store is merged, or the person which acquires or leases all or substantially all of the assets of The Money Store as an entirety, is a corporation organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes, by a supplemental indenture, the payment of the principal of, and any premium and interest on, all The Money Store Senior Notes and the performance of every covenant in The

         Money Store senior indenture on the part of The Money Store;

       o immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and


       o The Money Store has delivered to The Money Store senior trustee an officers' certificate and an opinion of counsel each stating that the transaction and the supplemental indenture comply with The Money Store senior indenture and that all conditions relating to such transaction have been complied with.

Assets of The Money Store which do not account for at least 50 percent of the consolidated net income of The Money Store for its most recent fiscal year ending prior to the consummation of the transaction shall not be deemed to be all or substantially all of the assets of The Money Store for these purposes.

       Limitation upon Liens. The Money Store senior indenture also provides that The Money Store may not create or assume, except in favor of The Money Store or any subsidiary, any pledge, lien or encumbrance upon any stock of any subsidiary directly owned by The Money Store without equally and proportionally securing The Money Store senior debt securities. For this purpose, "subsidiary" means a subsidiary which accounted for at least 25 percent of the consolidated net income of The Money Store for its most recent fiscal year of which all of the outstanding voting stock, other than directors' qualifying shares, is at the time, directly or indirectly, owned by The Money Store, or by one or more subsidiaries.

       Neither The Money Store debt securities nor any of The Money Store indentures:

       o contain any other provisions which restrict The Money Store, First Union or any of their subsidiaries from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on its or their capital stock or purchasing or redeeming its or their capital stock;

       o contain any financial ratios or liquidity levels to which The Money Store must adhere; or

       o contain any provision which requires The Money Store to repurchase, redeem or modify the terms of The Money Store debt securities upon a change in control or other events involving The Money Store which may adversely affect the creditworthiness of The Money Store debt securities.

The Money Store Subordinated Notes




       The Money Store subordinated notes were issued under a subordinated indenture, dated as of December 1, 1997, between The Money Store and The Bank of New York, as subordinated trustee. Under a supplemental indenture dated June 30, 1998, First Union guaranteed the payment of the obligations of The Money Store under The Money Store subordinated debt securities.

       Except as expressly limited to The Money Store senior indenture, the description of The Money store indentures included in " -- The Money Store Senior Notes; The Money Store Indentures", above, applies to The Money Store subordinated indenture as well. The following is a description of some additional provisions of The Money Store subordinated indenture.


     The Money Store 7.30% Subordinated Notes

       The Money Store 7.30% Subordinated Notes due December 1, 2002 were issued on December 1, 1997 and will mature on December 1, 2002. The Money Store 7.30% Subordinated Notes bear interest at the rate of 7.30% per year, payable semiannually on June 1 and December 1 of each year to the registered holders at the close of business on the preceding May 15 or November 15. The Money Store 7.30% Subordinated Notes are limited to $150 million aggregate principal amount.


     The Money Store 7.95% Subordinated Notes

       The Money Store 7.95% Subordinated Notes due December 1, 2007 were issued on December 1, 1997 and will mature on December 1, 2007. The Money Store 7.95% Subordinated Notes bear interest at the rate of 7.95% per year, payable semiannually on June 1 and December 1 of each year to the registered holders at the close of business on the preceding May 15 or November 15. The Money Store 7.95% Subordinated Notes are limited to $100 million aggregate principal amount.

   The Money Store Subordinated Indenture

       Discharge, Legal Defeasance and Covenant Defeasance. Under The Money Store subordinated indenture, the covenant defeasance option and the legal defeasance option described under " -- The Money Store Senior Notes; The Money Store Indentures; Discharge, Legal Defeasance and Covenant Defeasance", above, will discharge or no longer obligate The Money Store with respect to the subordination provisions described below under "Subordination".

       Event of Default. In addition to the Events of Default described under " -- The Money Store Senior Notes; The Money Store Indentures; Events of Default", above, it is an Event of Default with respect to each of The Money Store subordinated debt securities if a default occurs under any bond, debenture, note or other evidence of indebtedness for money borrowed by The Money Store or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by The Money Store or under any guarantee of payment by The Money Store of indebtedness for money borrowed, whether the indebtedness or guarantee previously existed or is subsequently created, which default relates to the obligation to pay the principal of or interest on any indebtedness or guarantee when due and payable. However, in the case of a default in the payment of interest, the default must continue for a period of 30 days, and no default under the The Money Store subordinated debt securities exists unless the amount of the default or defaults, either individually or in the aggregate, is greater than $15 million.

       Modification or Waiver. In addition to the circumstances described under " -- The Money Store Senior Notes; The Money Store Indentures; Modification or Waiver", above, and subject to those limitations, The Money Store and the subordinated trustee may, at any time and from time to time, without prior notice to or consent of any holders of The Money Store subordinated debt securities, modify the subordinated indenture to make provision with respect to any conversion rights of such holders. (Section 11.01). No modification of the subordinated indenture made with the consent of holders of a majority in principal amount of The Money Store subordinated debt securities of any series may adversely affect the rights of any holder of Senior Indebtedness under the subordination provisions of the subordinated indenture without the consent of that holder. (Section 11.08).

       Subordination. Upon any distribution of assets of The Money Store upon dissolution, winding up, liquidation or reorganization of The Money Store, the payment of the principal of, and premium and interest on, The Money Store subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), including The Money Store senior debt securities (Sections 16.01 and 16.02), but the obligation of The Money Store to make payment of principal of, and any premium or interest on, The Money Store subordinated debt securities will not otherwise be affected. (Section 16.02). No payment on account of principal or any premium, sinking funds or interest may be made on The Money Store subordinated debt securities unless full payment of amounts then due for principal and any premium sinking funds and interest on Senior Indebtedness has been made or duly provided for. (Section 16.03). If any payment by The Money Store described in the previous sentence is received by the subordinated trustee, any paying agent or the holders of any of The Money Store subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of Senior Indebtedness or on their behalf for application to the payment of all Senior Indebtedness remaining unpaid until all Senior Indebtedness is paid in full, after giving effect to any payment or distribution to the holders of Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the holders of The Money Store subordinated debt securities are subrogated to the rights of the holders of Senior Indebtedness to the extent of payments made to the holders of Senior Indebtedness out of the distributive share of The Money Store subordinated debt securities. (Section 16.02). The subordination provisions of the subordinated indenture do not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of subordinated indenture. (Sections 4.02 and 15.02).

       "Senior Indebtedness" is defined in subordinated indenture as the principal of, and any premium and unpaid interest on, Indebtedness (as defined below) whether previously outstanding or subsequently created, incurred, assumed or guaranteed, for money borrowed, other than the Indebtedness evidenced by The Money Store subordinated debt securities, unless it is provided that the Indebtedness is not senior or prior in right of payment to The Money Store subordinated debt securities or ranks equally with or is subordinate by its terms in right of payment to The Money Store subordinated debt securities, and renewals, extensions and modifications of any such Indebtedness. (Section 1.01 of the subordinated indenture).

       "Indebtedness" is defined in the subordinated indenture as:

       o any liability of any persons (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles, or (d) preferred or preference stock of a subsidiary held by persons other than The Money Store or a subsidiary;

       o any liability of others described in the preceding bullet point that the person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and

       o any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

       As of December 31, 1998, The Money Store had $6 billion aggregate principal amount of indebtedness outstanding that qualified as Senior Indebtedness under the subordinated indenture. The Money Store expects from time to time to issue additional indebtedness and to incur other obligations that may constitute Senior Indebtedness under the subordinated indenture.

The Guarantees




       Under supplemental indentures, each dated June 30, 1998, to The Money Store senior indenture and The Money Store subordinated indenture, First Union has fully and unconditionally guaranteed the due and punctual payment of the principal of, and any premium and interest on, The Money Store debt securities when and as it shall become due and payable.

       First Union's obligations under the senior guarantee are unsecured and rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of First Union.

       First Union's obligations under the subordinated guarantee are subordinated in right of payment to First Union's obligations to the holders of Guarantor Senior Indebtedness (as defined below). No payment under the subordinated guarantee may be made by First Union unless full payment of amounts then due for principal of, and any premium, sinking fund payments and interest on, Guarantor Senior Indebtedness has been made or duly provided for. No payment under the subordinated guarantee may be made by First Union if, at the time of the payment or immediately after giving effect to it, there occurs an event of default with respect to any Guarantor Senior Indebtedness permitting the holders, or a trustee on behalf of the holders, to accelerate the maturity, written notice of which has been given to the subordinated trustee by First Union or to First Union and the subordinated trustee by any holder or holders, or a trustee on their behalf, of any Guarantor Senior Indebtedness entitled to accelerate maturity by reason of such event of default, and such event of default has not been cured or waived.

       "Guarantor Senior Indebtedness" is defined in the subordinated guarantee as the principal of, and any premium and interest on, all indebtedness for money borrowed, whether previously outstanding or subsequently created, assumed or incurred, except (a) the subordinated guarantee, (b) Existing Guarantor Subordinated Indebtedness (as defined in the subordinated guarantee), (c) any indebtedness which is expressly stated to be junior in right of payment to the subordinated guarantee, and (d) any indebtedness which is expressly stated to be not superior in right of payment to the Subordinated Guarantee or to rank equal in right of payment with the Subordinated Guarantee, and any deferrals, renewals or extensions of any of these.

       As of December 31, 1998, First Union had approximately $6 billion aggregate principal amount of indebtedness that qualified as Guarantor Senior Indebtedness under the subordinated guarantee. First Union expects to issue additional indebtedness and to incur other obligations that may constitute Guarantor Senior Indebtedness under the subordinated guarantee.

                             AVAILABLE INFORMATION




       First Union Corporation files reports, proxy statements and other information with the Securities and Exchange Commission. Information filed with the Commission by First Union can be inspected and copied at the Public Reference Room maintained by the Commission and at the following Regional Offices of the Commission:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

                           New York Regional Office
                             7 World Trade Center
                                  Suite 1300
                             New York, N.Y. 10048

                            Chicago Regional Office
                                Citicorp Center
                            500 West Madison Street
                                  Suite 1400
                               Chicago, IL 60621

       You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

       The Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as First Union, who file electronically with the Commission. The address of that site is http://www.sec.gov.

       First Union's common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning First Union can also be inspected at the offices of such Exchange at 20 Broad Street, New York, N.Y. 10005. More information may be obtained by contacting First Union's Internet site. The address of that site is http://www.firstunion.com.

       This prospectus is part of a registration statement that First Union has filed with the Commission. The full registration statement may be obtained from the Commission or First Union, as indicated below. Forms of the various indentures and other documents establishing the terms of the debt securities are filed as exhibits to the registration statement. Statements in this prospectus about such documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

       The rules of the Commission allow First Union to "incorporate by reference" information into this prospectus, which means that First Union can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this prospectus, and later information that First Union files with the Commission will automatically update and supersede that information. This prospectus incorporates by reference the following documents that have been previously filed with the Commission. These documents contain important information about First Union.

        o Annual Report on Form 10-K for the year ended December 31, 1998

        o Current Report on Form 8-K dated:
                 o January 26, 1999

       First Union is also incorporating by reference additional documents that will be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 14(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of the debt securities.

       First Union will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning First Union at:


                  Corporate Relations
                  First Union Corporation
                  One First Union Center
                  Charlotte, N.C. 28288-0206
                  Telephone: (704) 374-6782

       First Union has not included or incorporated by reference any separate financial statements of The Money Store. First Union does not consider those financial statements to be material to holders of The Money Store Debt Securities and the Guarantees because The Money Store is a wholly-owned subsidiary of First Union and The Money Store Debt Securities are unconditionally guaranteed by First Union. Because of these reasons, The Money Store is no longer required to file periodic reports with the Commission.

                                    EXPERTS





       The consolidated balance sheets of First Union as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, included in First Union's 1998 Annual Report to Stockholders which is included in First Union's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this prospectus, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                              PLAN OF DISTRIBUTION





       This prospectus will be used by First Union Capital Markets Corp., an affiliate of First Union, in connection with offers and sales related to market-making and other transactions in the debt securities. First Union Capital Markets Corp. may act as principal or agent in such transactions. Sales will be made at prices relating to prevailing market prices at the time of sale or otherwise.

                             VALIDITY OF SECURITIES






       The validity of the assumptions of the debt securities and the guarantees, as applicable, has been passed upon for First Union by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of First Union. Mr. Cowell owns shares of First Union's Common Stock and holds options to purchase additional shares of such Common Stock.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.


          Registration fee ........................................    $    100
          Printing and engraving expenses .........................      25,000
          Accounting fees .........................................      15,000
          Legal fees and expenses .................................     100,000
          Blue sky and legal investment fees and expenses .........       7,500
          Miscellaneous ...........................................      10,400
                                                                       --------
    Total .........................................................    $170,000
                                                                       ========

     All expenses are estimated except the registration fee.


Item 15. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA"), which became effective on July 1, 1990, contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

     The Corporation's Articles of Incorporation provides for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

     The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements which may be entered into by the Corporation, certain controlling persons, directors and officers of the Corporation may be entitled to indemnification by underwriters and agents who participate in the distribution of Debt Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Item 16. Exhibits.



         Exhibit No.                                                       Description
----------------------------      ---------------------------------------------------------------------------------------------
        (4)(a)(i)            --   Copy of the CoreStates Subordinated Indenture. (Incorporated by reference to Exhibit 4.2 to
                                  CoreStates' Current Report on Form 8-K dated January 29, 1991, to Exhibit 4 to
                                  CoreStates' Current Report on Form 8-K dated April 20, 1993, and to Exhibit 4.5 to
                                  Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.)
        (4)(a)(ii)           --   Copy of the assumption of the CoreStates Subordinated Indenture.*
        (4)(a)(iii)          --   Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4.5 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(iv)           --   Specimen of CoreStates 9 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4.7 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(v)            --   Specimen of CoreStates 9 3/8% Subordinated Note. (Incorporated by reference to Exhibit (4)
                                  to CoreStates' Current Report on Form 8-K dated April 21, 1991.)
        (4)(a)(vi)           --   Specimen of CoreStates 6 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4 to
                                  CoreStates' Current Report on Form 8-K dated March 18, 1993.)
        (4)(a)(vii)          --   Specimen of CoreStates 5 7/8% Subordinated Note. (Incorporated by reference to Exhibit 4 of
                                  CoreStates' Current Report on Form 8-K dated October 21, 1993.)
        (4)(a)(viii)         --   Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(f) to CoreStates' Registration Statement No. 33-54049.)
        (4)(a)(ix)           --   Form of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(f)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(b)(i)            --   Copy of the CoreStates Senior Indenture. (Incorporated by reference to Exhibit 4.1 to
                                  CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(ii)           --   Copy of the assumption of the CoreStates Senior Indenture.*
        (4)(b)(iii)          --   Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to Exhibit 4.3 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(iv)           --   Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                                  Exhibit 4(d) to CoreStates' Registration Statement No. 33-54049.)
        (4)(b)(v)            --   Form of CoreStates Senior Medium-Term Note. (Incorporated by reference to Exhibit 4
                                  (d)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(c)(i)            --   Copy of the Meridian Subordinated Indenture. (Incorporated by reference to Exhibit 4.1 to
                                  Meridian's Registration Statement No. 33-45562.)
        (4)(c)(ii)           --   Copy of the assumption of the Meridian Subordinated Indenture.*
        (4)(d)(i)            --   Copy of the Meridian Senior Indenture. (Incorporated by reference to Exhibit 4.2 to
                                  Meridian's Registration Statement No. 33-45562.)
        (4)(d)(ii)           --   Copy of the assumption of the Meridian Senior Indenture.*
        (4)(e)(i)            --   Copy of the First Fidelity Subordinated Indenture. (Incorporated by reference to Exhibit 4.3 to First Fidelity's Registration Statement No. 33-21480 and Exhibit No. 4.2 to
                                  Post-Effective Amendment No. 1 to Registration Statement No. 33-21480.)
        (4)(e)(ii)           --   Copy of the first assumption of the First Fidelity Subordinated Indenture.*
        (4)(e)(iii)          --   Copy of the second assumption of the First Fidelity Subordinated Indenture.*
        (4)(f)(i)            --   Copy of the TMS Subordinated Indenture. (Incorporated by reference to Exhibit 4.1,
                                  Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated December 1,
                                  1997, and to Exhibit 4.4 to TMS's Registration Statement No. 33-98972.)
        (4)(f)(ii)           --   Copy of the Subordinated Guarantee.*
        (4)(f)(iii)          --   Form of TMS Subordinated Note. (Incorporated by reference to Exhibit 4.4 to TMS's
                                  Registration Statement No. 33-98972.)
        (4)(f)(iv)           --   Form of TMS 7.30% Subordinated Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated December 1, 1997.)
        (4)(f)(v)            --   Form of TMS 7.95% Subordinated Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated December 1, 1997.)
        (4)(g)(i)            --   Copy of The TMS Senior Indenture. (Incorporated by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated April 15, 1997 and to
                                  Exhibit 4.2 to TMS's Registration Statement No. 333-24807.)
        (4)(g)(ii)           --   Copy of the Senior Guarantee.*
        (4)(g)(iii)          --   Form of TMS Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's Registration
                                  Statement No. 333-24807.)

        Exhibit No.                                                         Description
--------------------------        ----------------------------------------------------------------------------------------------
         (4)(g)(iv)          --   Form of TMS 8.05% Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(g)(v)           --   Form of TMS 8.375% Senior Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(h)(i)           --   Copy of the Signet Subordinated Indenture. (Incorporated by reference to Exhibit 4(f) to
                                  Signet's Registration Statement No. 33-4491.)
         (4)(h)(ii)          --   Copy of the assumption of the Signet Subordinated Indenture.*
         (4)(i)(i)           --   Copy of the Dominion Subordinated Indenture. (Incorporated by reference to Exhibit 4 to
                                  Amendment No. 1 to Dominion's Registration Statement No. 33-14858.)
         (4)(i)(ii)          --   Copy of the first assumption of the Dominion Subordinated Indenture.*
         (4)(i)(iii)         --   Copy of the second assumption of the Dominion Subordinated Indenture.*
         (4)(j)(i)           --   Copy of the Florida National Subordinated Indenture. (Incorporated by reference to Exhibit
                                  4(a) to Florida National's Registration Statement No. 33-13757.)
         (4)(j)(ii)          --   Copy of the first assumption of the Florida National Subordinated Indenture.
         (4)(j)(iii)         --   Copy of the second assumption of the Florida National Subordinated Indenture.*
         (4)(j)(iv)          --   Form of Florida National Capital Notes. (Incorporated by reference to Exhibit 4(b) to Florida
                                  National's Registration Statement No. 33-13757.
           (5)               --   Opinion of Marion A. Cowell, Jr., Esq.*
        (12)                 --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by
                                  reference to Exhibit (12) to the Corporation's 1998 Annual Report on Form 10-K.)
        (23)(a)              --   Consent of KPMG LLP.
        (23)(b)              --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
        (24)                 --   Power of Attorney. (Incorporated by reference to Exhibit (24) to the Corporation's
                                  Registration Statement No. 333-58299.)
        (25)(a)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Subordinated Trustees. (Incorporated by reference to Exhibit 26(b) to CoreStates'
                                  Registration Statement No. 33-57034 and Exhibit 26(b) to CoreStates' Registration
                                  Statement No. 33-54049.)
        (25)(b)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Senior Trustee. (Incorporated by reference to Exhibit 25 to CoreStates' Registration
                                  Statement No. 333-02297.)
        (25)(c)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to Meridian's
                                  Registration Statement No. 33-58690.)
        (25)(d)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Senior Trustee. (Incorporated by reference to Exhibit 26.2 to Meridian's Registration
                                  Statement No. 33-58690.)
        (25)(e)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the First Fidelity
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to First Fidelity's
                                  Registration Statement No. 33-21480.)
        (25)(f)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS
                                  Subordinated Trustee.
        (25)(g)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS Senior
                                  Trustee. (Incorporated by reference to Exhibit 25.1 to TMS's Registration Statement
                                  No. 333-24807.)
        (25)(h)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Signet
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26(b) to Signet's Registration
                                  Statement No. 33-28089.)
        (25)(i)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Dominion
                                  Subordinated Trustee.
        (25)(j)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Florida
                                  National Subordinated Trustee. (Incorporated by reference to Exhibit 26 to Florida
                                  National's Registration Statement No. 33-13757.)
        (27)                 --   The Corporation's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to the Corporation's 1998 Annual Report on Form 10-K.)



----------
* Previously Filed.

Item 17. Undertakings.

A. Undertakings to Update Annually.

       (1) The undersigned registrant hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of the 1933 (as amended, the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(A)(i) and (1)(A)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-70489) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on March 17, 1999.


                                     FIRST UNION CORPORATION


                                     By:   MARION A. COWELL, JR.
                                        ---------------------------------------
                                        Marion A. Cowell, Jr.
                                        Executive Vice President, Secretary
                                        and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-70489) has been signed by the following persons in the capacities and on the date indicated.



                 Signature                   Capacity
------------------------------------------   -------------------------------------
     EDWARD E. CRUTCHFIELD*                  Chairman and Chief Executive Officer
    -------------------------------------    and Director
    Edward E. Crutchfield

     ROBERT T. ATWOOD*                       Executive Vice President and Chief
    -------------------------------------    Financial Officer
    Robert T. Atwood

     JAMES H. HATCH*                         Senior Vice President and Corporate
    -------------------------------------    Controller (Principal Accounting
    James H. Hatch                           Officer)

     EDWARD E. BARR*                         Director
    -------------------------------------
    Edward E. Barr
                                             Director
    -------------------------------------
    G. Alex Bernhardt

     W. WALDO BRADLEY*                       Director
    -------------------------------------
    W. Waldo Bradley

     ROBERT J. BROWN*                        Director
    -------------------------------------
    Robert J. Brown

     A. DANO DAVIS*                          Director
    -------------------------------------
    A. Dano Davis
                                             Director
    -------------------------------------
    Norwood H. Davis

     R. STUART DICKSON*                      Director
    -------------------------------------
    R. Stuart Dickson

     B. F. DOLAN*                            Director
    -------------------------------------
    B. F. Dolan

     RODDEY DOWD, SR.*                       Director
    -------------------------------------
    Roddey Dowd, Sr.

                                             Director
    -------------------------------------
    John R. Georgius

                    Signature                       Capacity
-------------------------------------------------   ---------
     ARTHUR M. GOLDBERG*                            Director
    -------------------------------------
    Arthur M. Goldberg

     WILLIAM H. GOODWIN, JR.*                       Director
    -------------------------------------
    William H. Goodwin, Jr.

     FRANK M. HENRY*                                Director
    -------------------------------------
    Frank M. Henry

     ERNEST E. JONES*                               Director
    -------------------------------------
    Ernest E. Jones

     TERRENCE A. LARSEN*                            Director
    -------------------------------------
    Terrence A. Larsen

     HERBERT LOTMAN*                                Director
    -------------------------------------
    Herbert Lotman

     RADFORD D. LOVETT*                             Director
    -------------------------------------
    Radford D. Lovett

     MACKEY J. MCDONALD*                            Director
    -------------------------------------
    Mackey J. McDonald

     MALCOLM S. MCDONALD*                           Director
    -------------------------------------
    Malcom S. McDonald

     PATRICIA A. MCFATE*                            Director
    -------------------------------------
    Patricia A. McFate

     JOSEPH NEUBAUER*                               Director
    -------------------------------------
    Joseph Neubauer

     RANDOLPH N. REYNOLDS*                          Director
    -------------------------------------
    Randolph N. Reynolds

     JAMES M. SEABROOK*                             Director
    -------------------------------------
    James M. Seabrook

                                                    Director
    -------------------------------------
    Ruth G. Shaw

     CHARLES M. SHELTON, SR.*                       Director
    -------------------------------------
    Charles M. Shelton, Sr.

     LANTY L. SMITH*                                Director
    -------------------------------------
    Lanty L. Smith

     RAYMOND W. SMITH*                              Director
    -------------------------------------
    Raymond W. Smith

      *By Marion A. Cowell, Jr., Attorney-in-Fact
     MARION A. COWELL, JR.
    -------------------------------------
     Marion A. Cowell, Jr.


   Date: March 17, 1999

                                 EXHIBIT INDEX




         Exhibit No.                                                    Description
---------------------------- ------------------------------------------------------------------------------------------------
        (4)(a)(i)     --     Copy of the CoreStates Subordinated Indenture. (Incorporated by reference to Exhibit 4.2 to
                             CoreStates' Current Report on Form 8-K dated January 29, 1991, to Exhibit 4 to
                             CoreStates' Current Report on Form 8-K dated April 20, 1993, and to Exhibit 4.5 to
                             Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.)
        (4)(a)(ii)    --     Copy of the assumption of the CoreStates Subordinated Indenture.*
        (4)(a)(iii)   --     Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4.5 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(iv)    --     Specimen of CoreStates 9 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4.7 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(a)(v)     --     Specimen of CoreStates 9 3/8% Subordinated Note. (Incorporated by reference to Exhibit (4)
                             to CoreStates' Current Report on Form 8-K dated April 21, 1991.)
        (4)(a)(vi)    --     Specimen of CoreStates 6 5/8% Subordinated Note. (Incorporated by reference to Exhibit 4 to
                             CoreStates' Current Report on Form 8-K dated March 18, 1993.)
        (4)(a)(vii)   --     Specimen of CoreStates 5 7/8% Subordinated Note. (Incorporated by reference to Exhibit 4 of CoreStates' Current Report on Form 8-K dated October 21, 1993.)
        (4)(a)(viii)  --     Specimen of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(f) to CoreStates' Registration Statement No. 33-54049.)
        (4)(a)(ix)    --     Form of CoreStates Subordinated Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(f)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(b)(i)     --     Copy of the CoreStates Senior Indenture. (Incorporated by reference to Exhibit 4.1 to
                             CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(ii)    --     Copy of the assumption of the CoreStates Senior Indenture.*
        (4)(b)(iii)   --     Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4.3 to CoreStates' Current Report on Form 8-K dated January 29, 1991.)
        (4)(b)(iv)    --     Specimen of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(d) to CoreStates' Registration Statement No. 33-54049.)
        (4)(b)(v)     --     Form of CoreStates Senior Medium-Term Note. (Incorporated by reference to
                             Exhibit 4(d)(5) to CoreStates' Registration Statement Nos. 333-2297 and 33-54049.)
        (4)(c)(i)     --     Copy of the Meridian Subordinated Indenture. (Incorporated by reference to Exhibit 4.1 to
                             Meridian's Registration Statement No. 33-45562.)
        (4)(c)(ii)    --     Copy of the assumption of the Meridian Subordinated Indenture.*
        (4)(d)(i)     --     Copy of the Meridian Senior Indenture. (Incorporated by reference to Exhibit 4.2 to
                             Meridian's Registration Statement No. 33-45562.)
        (4)(d)(ii)    --     Copy of the assumption of the Meridian Senior Indenture.*
        (4)(e)(i)     --     Copy of the First Fidelity Subordinated Indenture. (Incorporated by reference to Exhibit 4.3 to
                             First Fidelity's Registration Statement No. 33-21480 and Exhibit No. 4.2 to Post-Effective
                             Amendment No. 1 to Registration Statement No. 33-21480.)
        (4)(e)(ii)    --     Copy of the first assumption of the First Fidelity Subordinated Indenture.*
        (4)(e)(iii)   --     Copy of the second assumption of the First Fidelity Subordinated Indenture.*
        (4)(f)(i)     --     Copy of the TMS Subordinated Indenture. (Incorporated by reference to Exhibit 4.1,
                             Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated December 1,
                             1997, and to Exhibit 4.4 to TMS's Registration Statement No. 33-98972.)
        (4)(f)(ii)    --     Copy of the Subordinated Guarantee.*
        (4)(f)(iii)   --     Form of TMS Subordinated Note. (Incorporated by reference to Exhibit 4.4 to TMS's
                             Registration Statement No. 33-98972.)
        (4)(f)(iv)    --     Form of TMS 7.30% Subordinated Note. (Incorporated by reference to Exhibit 4.2 to
                             TMS's Current Report on Form 8-K dated December 1, 1997.)
        (4)(f)(v)     --     Form of TMS 7.95% Subordinated Note. (Incorporated by reference to Exhibit 4.3 to
                             TMS's Current Report on Form 8-K dated December 1, 1997.)
        (4)(g)(i)     --     Copy of the TMS Senior Indenture. (Incorporated by reference to Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to TMS's Current Report on Form 8-K dated April 15, 1997 and to
                             Exhibit 4.2 to TMS's Registration Statement No. 333-24807.)
        (4)(g)(ii)    --     Copy of the Senior Guarantee.*
        (4)(g)(iii)   --     Form of TMS Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's Registration
                             Statement No. 333-24807.)

        Exhibit No.                                                         Description
--------------------------        ----------------------------------------------------------------------------------------------
         (4)(g)(iv)          --   Form of TMS 8.05% Senior Note. (Incorporated by reference to Exhibit 4.2 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(g)(v)           --   Form of TMS 8.375% Senior Note. (Incorporated by reference to Exhibit 4.3 to TMS's
                                  Current Report on Form 8-K dated April 15, 1997.)
         (4)(h)(i)           --   Copy of the Signet Subordinated Indenture. (Incorporated by reference to Exhibit 4(f) to
                                  Signet's Registration Statement No. 33-4491.)
         (4)(h)(ii)          --   Copy of the assumption of the Signet Subordinated Indenture.*
         (4)(i)(i)           --   Copy of the Dominion Subordinated Indenture. (Incorporated by reference to Exhibit 4 to
                                  Amendment No. 1 to Dominion's Registration Statement No. 33-14858.)
         (4)(i)(ii)          --   Copy of the first assumption of the Dominion Subordinated Indenture.*
         (4)(i)(iii)         --   Copy of the second assumption of the Dominion Subordinated Indenture.*
         (4)(j)(i)           --   Copy of the Florida National Subordinated Indenture. (Incorporated by reference to Exhibit
                                  4(a) to Florida National's Registration Statement No. 33-13757.)
         (4)(j)(ii)          --   Copy of the first assumption of the Florida National Subordinated Indenture.**
         (4)(j)(iii)         --   Copy of the second assumption of the Florida National Subordinated Indenture.*
         (4)(j)(iv)          --   Form of Florida National Capital Notes. (Incorporated by reference to Exhibit 4(b) to
                                  Florida National's Registration Statement No. 33-13757.)
         (5)                 --   Opinion of Marion A. Cowell, Jr., Esq.*
        (12)                 --   Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by
                                  reference to Exhibit (12) to the Corporation's 1998 Annual Report on Form 10-K.)
        (23)(a)              --   Consent of KPMG LLP.**
        (23)(b)              --   Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
        (24)                 --   Power of Attorney. (Incorporated by reference to Exhibit (24) to the Corporation's
                                  Registration Statement No. 333-58299.)
        (25)(a)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Subordinated Trustees. (Incorporated by reference to Exhibit 26(b) to CoreStates'
                                  Registration Statement No. 33-57034 and Exhibit 26(b) to CoreStates' Registration
                                  Statement No. 33-54049.)
        (25)(b)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the CoreStates
                                  Senior Trustee. (Incorporated by reference to Exhibit 25 to CoreStates' Registration
                                  Statement No. 333-02297.)
        (25)(c)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to Meridian's
                                  Registration Statement No. 33-58690.)
        (25)(d)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Meridian
                                  Senior Trustee. (Incorporated by reference to Exhibit 26.2 to Meridian's Registration
                                  Statement No. 33-58690.)
        (25)(e)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the First Fidelity
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26.1 to First Fidelity's
                                  Registration Statement No. 33-21480.)
        (25)(f)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS
                                  Subordinated Trustee.**
        (25)(g)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the TMS Senior
                                  Trustee. (Incorporated by reference to Exhibit 25.1 to TMS's Registration Statement
                                  No. 333-24807.)
        (25)(h)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Signet
                                  Subordinated Trustee. (Incorporated by reference to Exhibit 26(b) to Signet's Registration
                                  Statement No. 33-28089.)
        (25)(i)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Dominion
                                  Subordinated Trustee.**
        (25)(j)              --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Florida
                                  National Subordinated Trustee. (Incorporated by reference to Exhibit 26 to Florida
                                  National's Registration Statement No. 33-13757.)
        (27)                 --   The Corporation's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to the Corporation's 1998 Annual Report on Form 10-K.)


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* Previously Filed.

** Filed herewith.